UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                             Filed by a Party Other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HOUGHTON MIFFLIN HARCOURT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 29, 2018

Dear Stockholders:

I would like to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company, to be held at our global headquarters, located at 125 High Street, Boston, Massachusetts 02110, on Tuesday, May 22, 2018, at 8:00 a.m., Eastern Time. The accompanying notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

At the Annual Meeting, we will ask you to elect the ten director nominees listed in the proxy statement, consider a non-binding advisory vote to approve the compensation of our named executive officers and ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018. We will also act upon any other business matters properly brought before the Annual Meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct at the Annual Meeting and provides information about Houghton Mifflin Harcourt Company that you should consider when you vote your shares at the Annual Meeting.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, we encourage you to complete, sign, date and return a proxy card or, for shares held in “street name,” voting instruction form, promptly so that your shares will be represented at the Annual Meeting. You may also access the proxy materials and vote via the Internet as described in the instructions included in the Notice of Internet Availability of Proxy Materials that you will receive, or vote by telephone. Your proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the Annual Meeting. Thank you for your ongoing support of Houghton Mifflin Harcourt Company.

Very truly yours,

John J. Lynch, Jr.

President and Chief Executive Officer

125 High Street

Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 22, 2018, 8:00 A.M. (EASTERN TIME)

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company (the “Company”) will be held at the Company’s global headquarters, located at 125 High Street, Boston, Massachusetts 02110, on Tuesday, May 22, 2018, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is for the stockholders to consider and vote upon the following matters:

(1)	To elect ten (10) directors to the board of directors (the “Board”), each to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal;

(2)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 26, 2018 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 29, 2018, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2017 (our “2017 Annual Report”) online and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive paper copies of the proxy materials and our 2017 Annual Report.

By Order of the Board of Directors,

William F. Bayers

Executive Vice President, Secretary and General Counsel

Boston, Massachusetts

March 29, 2018

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or Internet voting, if available to you, or if you received these proxy materials by mail, by completing, signing, dating and returning a proxy card or voting instruction form promptly. Please note that if your shares are held by a bank, broker or other recordholder and you wish to vote them at the Annual Meeting, you must obtain a legal proxy from that recordholder.

Important Notice Regarding the Availability of

Proxy Materials for the 2018 Annual Meeting of Stockholders

To Be Held on May 22, 2018.

The Notice of Annual Meeting, proxy statement and the 2017 Annual Report are available at www.hmhco.com.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	i

PROXY VOTING METHODS

If, at the close of business on March 26, 2018, you were a stockholder of record, you may vote your shares by proxy on the Internet, by telephone or by mail, or you may also vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies or change your vote at the times and as described in the “General Information” section of this proxy statement.

If you are a stockholder of record or hold shares through a broker or nominee and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 21, 2018 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET	• Go to www.investorvote.com/HMHC and follow the instructions, 24 hours a day, seven days a week. • You will need the control number included on your proxy card.

BY TELEPHONE

•   From a touch-tone telephone, dial the toll-free number on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

•   You will need the control number included on your proxy card.

BY MAIL

•   If you have not already received a proxy card, you may request a proxy card from us by contacting our Secretary by calling our office at (617) 351-5000.

•   When you receive the proxy card, mark your selections on the proxy card.

•   Date and sign your name exactly as it appears on your proxy card.

•   Mail the proxy card in the postage-paid envelope that will be provided to you.

If your Houghton Mifflin Harcourt Company shares are held by a broker or nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that voting instruction form regarding how to instruct your broker or nominee to vote your shares. If your shares are held in street name at a broker and you do not provide voting instructions to your broker, your broker can vote your shares with respect to “routine” items but not with respect to “non-routine” items. Proposals 1 and 2 (Election of Directors and Advisory Vote on the Compensation of Named Executive Officers) are non-routine items. Proposal 3 (Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm) is a routine item. On non-routine items for which you do not provide voting instructions to your broker, the shares will be treated as broker non-votes.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	ii

Forward-Looking Statements

The statements contained in this proxy statement include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; efficiency and cost savings initiatives, including actions thereunder and expected impact; and potential business decisions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of

Houghton Mifflin Harcourt Company	2018 Proxy Statement	iii

our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

References to Houghton Mifflin Harcount Company

As used in this proxy statement, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	iv

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Information about our 2018 Annual Meeting of Stockholders

Date and time	Tuesday, May 22, 2018 at 8:00 a.m. Eastern Time

Location	Houghton Mifflin Harcourt Company 125 High Street Boston, MA 02110

Record Date	March 26, 2018

Voting Matters

	Proposal	More Information	Board Recommendation
Proposal 1	To elect ten (10) directors to the board of directors, each to serve until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.	Page 21	FOR each nominee
Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	Page 75	FOR
Proposal 3	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	Page 77	FOR

Corporate Governance Highlights

We are committed to having sound corporate governance principles that serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.

What We Do ✓

✓	Hold Annual Election of All Directors

✓	9 Independent Directors out of 10 Director Nominees

✓	Have Separate Chairman and Chief Executive Officer

✓	Our Chairman is an Independent Director

Houghton Mifflin Harcourt Company	2018 Proxy Statement	1

✓	100% Independent Board Committees

✓	Annual Board, Committee and Director Evaluations

✓	Regular Executive Sessions of Independent Directors

✓	Risk Oversight by Board and Committees

✓	Access to Executives, Employees and Advisers

✓	Continuing Director Education

Director Nominees

				Committee Memberships			Other Public Company Boards
Name	Age	Director Since	Professional Background	Audit	Comp	NEG
Daniel Allen	49	2016	Partner, Anchorage Capital Group, L.L.C.				—
L. Gordon Crovitz	59	2012	Co-Chief Executive Officer of News Guard Technologies Inc.				2
Jean S. Desravines	46	2018	Chief Executive Officer of New Leaders Inc.				—
Lawrence K. Fish*	73	2011	Former Chairman and Chief Executive Officer of Citizens Financial Group, Inc.				2
Jill A. Greenthal	61	2012	Senior Advisor in Private Equity, Blackstone Group				2
John F. Killian	63	2011	Former Executive Vice President and Chief Financial Officer of Verizon Communications Inc.				2
John J. Lynch, Jr.	59	2017	President and Chief Executive Officer of Houghton Mifflin Harcourt Company	—	—	—	—
John R. McKernan, Jr.	69	2012	Chairman and Chief Executive Officer, McKernan Enterprises, Inc.				1
E. Rogers Novak, Jr.	69	2012	Managing Member, Novak Biddle Venture Partners				—
Tracey D. Weber	51	2016	Vice President of Digital Platforms for IBM				—

    Audit:   Audit Committee

    Comp: Compensation Committee

    NEG:   Nominating, Ethics and Governance Committee

*	= Chairman of the Board; = Chair; = Member

Houghton Mifflin Harcourt Company	2018 Proxy Statement	2

Executive Compensation Highlights

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis and are subject to change from time to time. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

What We Do ✓

✓	Use Mix of Fixed and Variable Compensation, with Emphasis on Variable Compensation

✓	Use Mix of Annual- and Long-Term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation

✓	Work with an Independent Executive Compensation Consultant

✓	Design Compensation Programs to Avoid Excessive Risk-Taking

✓	Maintain Clawback Policy

✓	Maintain Stock Ownership Policy

What We Don’t Do x

x	No Excise Tax Gross-Ups

x	No Pensions or Supplemental Executive Retirement Plans

x	No Single Trigger Equity Acceleration

x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval

x	No Discounted Stock Options

x	No Dividend Equivalents Paid on Unearned Performance Awards

x	No Unauthorized Hedging or Pledging

x	No Excessive Use of Perquisites

Houghton Mifflin Harcourt Company	2018 Proxy Statement	3

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Company’s global headquarters, located at 125 High Street, Boston, Massachusetts 02110, on Tuesday, May 22, 2018, at 8:00 a.m. Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting, including any postponements or adjournments thereof. This proxy statement includes information that we are required to provide under rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

3. What is “Notice and Access” and why did the Company elect to use it?

We are providing access to our proxy materials over the Internet under the Notice and Access rules of the SEC. On or about March 29, 2018, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders who hold shares in “street name” in lieu of mailing a paper copy of the proxy materials. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials by mail or by email. Instructions on how to request a printed copy of the proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis.

Choosing to access our proxy materials over the Internet or to receive proxy materials by email will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; and (2) instruct us to send proxy materials to you by e-mail. The proxy materials are also available in the “Investor Relations” section of our website at www.hmhco.com under the heading “Financial Information.”

5. What is included in the proxy materials?

The proxy materials include:

•	the Notice;

•	this proxy statement; and

•	our Annual Report to Stockholders for the fiscal year ended December 31, 2017 (the “2017 Annual Report”).

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card or voting instruction form.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	4

GENERAL INFORMATION - (Continued)

6. What does it mean if I receive more than one Notice or proxy card or voting instruction form on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction form or, if you vote by Internet or telephone, vote once for each Notice or proxy card or voting instruction form that you receive.

7. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, e-mail or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2017 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. The Company has retained Georgeson LLC to assist in soliciting proxies in connection with the Annual Meeting, for an estimated fee of up to approximately $22,500, plus expenses.

8. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on March 26, 2018 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 123,479,273 shares of common stock. Each stockholder is entitled to one vote for each share of common stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

9. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

Proposal 1	To elect the ten (10) director nominees who are named in this proxy statement to the Board.

Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Other	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	5

GENERAL INFORMATION - (Continued)

10. What is the vote required for each proposal and what are my voting choices?

	Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Proposal 1	Election of ten (10) directors	Plurality of the shares represented in person or by proxy and entitled to vote	“FOR” or “WITHHOLD”	No
Proposal 2	Advisory vote on the compensation of named executive officers	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 3	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	Majority of the shares represented in person or by proxy and entitled to vote	“FOR,” “AGAINST” or “ABSTAIN”	Yes

With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee for director. A “plurality” means that the ten director nominees that receive the highest number of votes cast “FOR” will be elected. Stockholders have the option to express dissatisfaction with a nominee by indicating that they wish to “WITHHOLD” authority to vote their shares in favor of the nominee. A substantial number of “WITHHOLD” votes will not prevent a nominee from getting elected, but it can influence future decisions by the Nominating, Ethics and Governance Committee and the Board concerning nominees.

With respect to Proposals 2 and 3 (or any other matter to be voted on at the Annual Meeting), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on such proposals, the abstention will have the same effect as an “AGAINST” vote.

11. Could other matters be decided at the Annual Meeting?

We are not aware of any matters to properly come before the Annual Meeting other than those described in this proxy statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

12. How does the Board recommend that I vote?

The Board recommends that you vote:

FOR	The election of the ten (10) director nominees who are named in this proxy statement to the Board.

FOR	The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

FOR	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	6

GENERAL INFORMATION - (Continued)

13. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner.” We explain these terms in the answer provided to Question 14, below. If you are a stockholder of record, you can vote in the following ways:

By Internet	By following the Internet voting instructions included in the proxy materials sent to you (or by going to www.investorvote.com/HMHC and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 21, 2018.
By Telephone	By following the telephone voting instructions included in the proxy materials sent to you (i.e., by calling 1-800-652-VOTE (8683) and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 21, 2018.
By Mail	If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in the discretion of the persons named in your proxy, upon such other business as may properly come before the Annual Meeting.
In Person	First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proxy card or proof of ownership. You may then vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or the voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

14. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record	You are a “stockholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent and registrar.

Beneficial Owner	You are a “beneficial owner” if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. To be a “beneficial owner” means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described in Questions 17 and 18, below.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	7

GENERAL INFORMATION - (Continued)

15. What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license or passport) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of Houghton Mifflin Harcourt Company stock, such as a bank or brokerage account statement.

16. Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cell phones, tablets, computers, pagers, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

17. What will happen if I do not vote my shares?

Stockholders of Record	If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners	If you are the beneficial owner and you do not direct your broker or nominee regarding how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), your broker or nominee generally does not have discretion to vote your shares on the election of directors, executive compensation proposals and other significant matters and, as such, does not have discretion to vote your shares with regard to Proposals 1 and 2. We believe that Proposal 3 — ratification of the appointment of our independent registered public accounting firm — is a routine matter on which brokers and nominees can vote on behalf of their clients, if clients do not furnish voting instructions.

18. What is the effect of a broker non-vote?

Subject to applicable stock exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum, nor will it impact the outcome of voting on Proposals 1 and 2. Because brokers are entitled to vote on Proposal 3, we do not anticipate any broker non-votes with regard to this proposal.

19. May I revoke my proxy or change my vote?

Yes, our By-Laws provide that you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by:

•	delivering to our Secretary a letter revoking the proxy, which our Secretary must receive prior to the Annual Meeting;

Houghton Mifflin Harcourt Company	2018 Proxy Statement	8

GENERAL INFORMATION - (Continued)

•	delivering to our Secretary a new proxy, bearing a later date than the previous proxy, which our Secretary must receive prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting does not, standing alone, constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by:

•	casting a new vote by telephone or over the Internet by the time and date set forth in Question 13 above; or

•	sending a new proxy card or voting instruction form with a later date that is received prior to the Annual Meeting.

20. Where do I send a stockholder proposal for consideration at the Company’s 2019 Annual Meeting of Stockholders?

If you wish to propose a matter for consideration at our 2019 Annual Meeting of Stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Secretary at the Company’s principal executive office, 125 High Street, Boston, Massachusetts 02110.

For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by our Secretary at our principal executive office on or before November 29, 2018 by 5:00 p.m., Eastern Time. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our By-Laws. A stockholder who wishes to offer a proposal for consideration at our 2019 Annual Meeting of Stockholders (where such proposal does not otherwise qualify for inclusion in our 2019 proxy statement under Rule 14a-8) may do so by delivering written notice of the proposal to our Secretary, not before January 22, 2019 and not later than February 21, 2019. See “Stockholder Proposals and Nominations for the 2019 Annual Meeting” below in this proxy statement.

21. How can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will publish final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	9

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We maintain corporate governance guidelines (the “Corporate Governance Guidelines”) that set forth a flexible framework within which the Board, assisted by its committees, exercises its responsibilities. The Corporate Governance Guidelines provide a flexible framework for the conduct of the Board’s business and address, among other things:

•	Board membership, including size, director independence, membership criteria, and selection of new directors.

•	Board leadership structure.

•	Board procedures and practices, including meetings, conflicts of interest, director compensation, and performance assessment.

•	Board committees and chairs.

•	Management succession planning and review.

The Company’s Corporate Governance Guidelines are available in the “Investor Relations” section of our website at www.hmhco.com (after clicking “Learn More”) under the heading “Corporate Governance” and are also available in print to any person who requests them by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Code of Conduct

We maintain a code of conduct (the “Code of Conduct”) that applies to all directors, officers and employees of the Company and serves as the foundation of our ethics and compliance program. Included within the Code of Conduct is our Finance Department Code of Ethics, which (in addition to the other provisions of our Code of Conduct) is applicable to our Chief Executive Officer, Chief Financial Officer and all other members of our finance department. Any substantive amendments to or waivers from a provision of the Code of Conduct requiring disclosure under applicable Nasdaq or SEC rules will be disclosed on our website. Under our Code of Conduct, all employees have a duty to report any violation or suspected violation of the policy or law to the appropriate personnel as identified in the policy.

The Code of Conduct is available in the “Investor Relations” section of our website at www.hmhco.com (after clicking “Learn More”) under the heading “Corporate Governance” and is also available in print to any person who requests it by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Director Independence

Nasdaq rules provide that a majority of our Board must be comprised of “independent directors”. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Daniel Allen, L. Gordon Crovitz, Jean S. Desravines, Lawrence K. Fish, Jill A. Greenthal, John F. Killian, John R. McKernan, Jr., E. Rogers Novak, Jr., and Tracey D. Weber are independent directors. Our Board also determined that Brian A. Napack was an independent director prior to his resignation from the Board on October 17, 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	10

CORPORATE GOVERNANCE - (Continued)

Our Board has also determined that all of the members of its Audit Committee, Compensation Committee and Nominating, Ethics and Governance Committee are independent directors as defined under applicable Nasdaq rules and, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act.

In making such independence determinations for directors (and for members of committees, as applicable), our Board considered the criteria required by applicable Nasdaq rules, including, but not limited to, our relationships with the family members of such directors and companies with which such directors are affiliated and the relationships between our directors (including companies with which they are affiliated) and our independent auditors, as well as Mr. Crovitz having served as our interim President and Chief Executive officer from late September 2016 through mid-April 2017, the Company’s commercial relationships with certain entities affiliated with Mr. Napack, the Company’s payment of a portion of the compensation of Mr. Fish’s executive assistant not attributed to services rendered to the Company and our employment of a family member of Mr. Fish (who is not considered an “immediate family member” under Nasdaq rules) through June 2017.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and the Chief Executive Officer. Our President and Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, who is also an independent director, provides guidance and counsel to our Chief Executive Officer and presides over meetings of the Board. The Board believes that the separation of the two roles appropriately balances the need for our Chief Executive Officer to run our day-to-day operations, with involvement and oversight authority as vested in the Chairman from time to time by the Board as an outside independent director. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and our stockholders.

Committees of the Board

Our Board has standing Audit, Compensation and Nominating, Ethics and Governance Committees. The standing Board committees are chaired by independent directors, each of whom reports regularly to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. We describe the current functions and members of each committee below.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	11

CORPORATE GOVERNANCE - (Continued)

The table below provides current standing committee memberships and 2017 committee meeting information:

Director	Audit	Compensation	Nominating, Ethics and Governance
Daniel Allen
L. Gordon Crovitz
Jean S. Desravines
Lawrence K. Fish*
Jill A. Greenthal
John F. Killian(1)
John J. Lynch, Jr.
John R. McKernan, Jr.
E. Rogers Novak, Jr.
Tracey D. Weber
Actions by Written Consent	0	2	1
Total Committee Meetings	8	7	3

(1)	The Board has determined that Mr. Killian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

(2)	* = Chairman of the Board; = Chair; = Member

Audit Committee

Our Audit Committee Charter sets forth the duties of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company related to internal controls, the audit of the Company’s financial statements, and such other matters as required under SEC rules and regulations and Nasdaq listing standards. Among other things, the Audit Committee meets with management, the internal auditors and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. The Audit Committee approves the appointment of our independent auditors, reviews and approves the scope of the annual audits of our financial statements, reviews our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors, periodically reviews major accounting policies and oversees and administers our related person transactions policy.

More detailed description of the functions, duties and responsibilities of the Audit Committee are set forth in its charter, which is available in the “Investor Relations” section of our website at www.hmhco.com (after clicking “Learn More”) under the heading “Corporate Governance.”

Compensation Committee

Our Compensation Committee Charter sets forth the duties of the Compensation Committee. Among other things, the Compensation Committee, in coordination with the Board, evaluates the Chief Executive Officer’s performance and makes recommendations to the Board regarding the compensation of our Chief Executive Officer and, in coordination with the Chief Executive Officer,

Houghton Mifflin Harcourt Company	2018 Proxy Statement	12

CORPORATE GOVERNANCE - (Continued)

reviews the Chief Executive Officer’s evaluation of the other executive leadership team members and approves their compensation, including salary, target annual bonus plan opportunity and long-term incentive program opportunity, and other compensation matters. The Compensation Committee reviews our compensation philosophy and strategy, and considers the material risks associated with the Company’s compensation structure, policies and programs as well as mitigating factors. The Compensation Committee also administers incentive compensation and equity-based plans, sets performance targets, metrics and weighings under the Company’s incentive compensation and equity-based plans, and reviews other special compensation matters, such as executive employment agreements and other compensatory arrangements, as well as severance and change-in-control arrangements.

More detailed description of the functions, duties and responsibilities of the Compensation Committee are set forth in its charter, which is available in the “Investor Relations” section of our website at www.hmhco.com (after clicking “Learn More”) under the heading “Corporate Governance.”

Independent Compensation Consultants

The Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant in May 2017, replacing Frederic W. Cook & Co., Inc. (“F.W. Cook”) which served in such role since January 2011, to assist it in fulfilling its responsibilities under its charter. Semler Brossy advises the Compensation Committee on a broad range of executive compensation matters, including apprising the committee of executive compensation-related trends and developments in the marketplace, informing the committee of regulatory considerations relating to executive compensation, assessing the composition of the Company’s compensation peer group companies, providing competitive market data on executive compensation levels, program design and governance features, providing general advice in support of compensation decisions pertaining to our executive leadership team, and reviewing management proposals, documentation and disclosures in support of the committee. In retaining and utilizing Semler Brossy, the Compensation Committee considered, among other factors, the independence of the firm according to the factors the committee is required to consider under Rule 10C-1 of the Exchange Act and Nasdaq Rule 5605. Semler Brossy does not have any other relationship with or provide any other services to the Company, and the Compensation Committee has determined that the firm is independent and does not have any conflicts of interest with the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2017 were Messrs. Allen, Fish, Kilian, McKernan and Napack (prior to his resignation from the Board on October 17, 2017) and Ms. Weber. None of our executive officers served as a member of the board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Nominating, Ethics and Governance Committee

Our Nominating, Ethics and Governance Committee Charter sets forth the duties of the Nominating, Ethics and Governance Committee. The Nominating, Ethics and Governance Committee identifies individuals qualified to become members of the Board, reviews and makes recommendations on corporate governance guidelines and other policies as well as with respect to the size and structure of the Board, reviews and makes recommendations on director compensation and indemnification arrangements, oversees director orientation and continuing education programs, reviews management succession planning in coordination with the Board, and oversees the evaluation of the Board and its committees.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	13

CORPORATE GOVERNANCE - (Continued)

More detailed description of the functions, duties and responsibilities of the Nominating, Ethics and Governance Committee are set forth in its charter, which is available in the “Investor Relations” section of our website at www.hmhco.com (after clicking “Learn More”) under the heading “Corporate Governance.”

Director Nomination Process

The Nominating, Ethics and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Ethics and Governance Committee considers the qualifications set forth in our Corporate Governance Guidelines, including high personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business or financial affairs of the Company, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. Ultimately, the Nominating, Ethics and Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our By-Laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct.

The Nominating, Ethics and Governance Committee considers stockholder recommendations of qualified potential candidates. To have a potential candidate considered by the Nominating, Ethics and Governance Committee as a nominee for election at the 2019 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than February 21, 2019 and no sooner than January 22, 2019. Any such recommendation must include the same information required under our By-Laws for nomination of director candidates by stockholders.

Stockholders also have the right under our bylaws to nominate director candidates, without any action or recommendation on the part of the Nominating, Ethics and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2019 Annual Meeting”.

Mr. Desravines was appointed to the Board in March 2018 and is standing for election by stockholders for the first time at the Annual Meeting. Mr. Desravines was recommended as a director candidate by Mr. Lynch.

In December 2016, the Company entered into the Anchorage Nomination Agreement, pursuant to which Mr. Allen was appointed to the Board and re-elected to the Board at the 2017 Annual Meeting, as described below under “Related Person Transactions — Anchorage Nomination Agreement.” Mr. Allen’s nomination for re-election at the Annual Meeting is not required under the Anchorage Nomination Agreement.

Board Role in Risk Oversight

The Board is responsible for reviewing and approving the Company’s risk management strategy and framework consistent with its duty of oversight over the management of the business and affairs of the Company.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	14

CORPORATE GOVERNANCE - (Continued)

The Audit Committee, under powers delegated to it by the Board, is responsible for discussing with the Company’s management the major financial, operational, legal, compliance and other significant risks, as well as the Company’s risk assessment and risk management policies and practices in place. The Audit Committee works directly with members of senior management and the Company’s internal audit team to review and assess our risk management initiatives, including the Company’s compliance programs, and reports these matters to the Board, as appropriate. In addition, the Audit Committee meets as appropriate: (i) as a committee to discuss the Company’s risk management policies and exposures; and (ii) with the Company’s independent auditors to review our internal control environment and potential significant risk exposures.

The Compensation Committee oversees and annually reviews the management of risks relating to our compensation programs and policies. In fulfillment of its duties, the Compensation Committee has direct responsibility for reviewing and approving the compensation of our executive officers and other compensation matters. The Compensation Committee meets regularly with senior management to understand the financial, human resources and stockholder implications of compensation decisions and reports these matters to the Board, as appropriate.

The Nominating, Ethics and Governance Committee oversees the management of risks related to the Company’s corporate governance structure and leadership, conflicts of interest and director nomination process.

The Board engages in the oversight of risk management in various ways. The Board sets goals and standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company. During the course of each year, the Board reviews the structure and operation of various departments and functions of the Company. In these reviews, the Board discusses with management, material risks affecting those departments and functions and management’s approach to mitigating those risks. The Board reviews and approves management’s operating plans and material risks that could affect the results of those operating plans. In its review and approval of annual reports on Form 10-K, the Board reviews the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks in connection with the preparation of quarterly reports on Form 10-Q. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements and the Company’s business evolve, it is expected that senior management and the Board will respond with appropriate risk mitigation strategies and oversight.

Board Meetings and Annual Meeting Attendance by Board Members

We expect our directors to attend each meeting of the Board and of the committees on which our directors serve. We also expect our directors to attend our annual meeting of stockholders. During 2017, the Board met 10 times. In 2017, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director); and (ii) the number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on any such committee). All of our then-serving directors attended our 2017 Annual Meeting of Stockholders.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	15

CORPORATE GOVERNANCE - (Continued)

Executive Sessions

The Board generally meets in executive sessions as part of every regularly scheduled Board meeting without management directors or any other members of management present unless the Board specifically requests their presence. In addition, the independent directors of the Board meet in executive session without any members of management present at least two times annually, but ideally as part of every regularly scheduled Board meeting, to be consistent with the requirements set forth in the Nasdaq rules and our Corporate Governance Guidelines.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters, located at 125 High Street, Boston, Massachusetts 02110. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

Related Person Transactions

We maintain a written related person transactions policy applicable to our directors, executive officers and other categories of “related persons” (as defined below). Pursuant to such policy, we do not, without approval of the Audit Committee, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K (each, a “related person”), to enter into a transaction in which we are a participant if: (i) the amount involved exceeds $120,000; and (ii) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with applicable SEC requirements regarding approval and disclosure of “related person transactions.”

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into an investor rights agreement with our new stockholders (the “Investor Rights Agreement”). The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights. Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited

Houghton Mifflin Harcourt Company	2018 Proxy Statement	16

CORPORATE GOVERNANCE - (Continued)

Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The registration rights described above are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement.

In connection with the registration rights described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) the 90-day period beginning on such pricing date.

We filed a shelf registration statement on Form S-3ASR on May 1, 2015 to register sales of our common stock by certain of our stockholders with registration rights under the Investor Rights Agreement, and such shelf registration statement was effective immediately upon filing. Shares of common stock were registered under such registration statement according to the elections provided to the Company by stockholders in accordance with the terms of the Investor Rights Agreement.

Anchorage Nomination Agreement

On December 21, 2016, the Company appointed Daniel Allen, President, Senior Portfolio Manager and partner of Anchorage Capital Group, L.L.C. (“Anchorage”), to the Board and the Nominating, Ethics and Governance Committee. The appointment was made pursuant to a nomination agreement the Company entered into with certain affiliates of Anchorage who are stockholders of the Company (the “Anchorage Holders”) dated as of December 21, 2016 (the “Anchorage Nomination Agreement”).

Pursuant to the Anchorage Nomination Agreement, the Company also agreed, among other things (and subject to certain terms and conditions), to include Mr. Allen on the Company’s slate of director candidates for re-election at our 2017 Annual Meeting.

The Anchorage Nomination Agreement contains restrictions on certain actions by the Anchorage Holders that will apply during Mr. Allen’s (or a replacement designee’s) tenure on the Board (the “Restricted Period”), which restrictions include, among other things and with certain carve-outs, restrictions on: (i) soliciting proxies or initiating a stockholder proposal with respect to the Company; (ii) forming or influencing any “group” (as defined pursuant to Section 13(d) of the Exchange Act) with respect to securities of the Company; (iii) acquiring additional shares where it would result in Anchorage beneficially owning more than 20% of the Company’s outstanding common stock; (iv) other than in an underwritten widely dispersed public offering, knowingly transferring common stock to any person or group that would beneficially own more than 10% of the Company’s outstanding common stock as a result of such transfer; (v) making disparaging public statements regarding the Company or its affiliates (with the Company agreeing to a reciprocal restriction) or making public proposals regarding changes in the Company’s business or financial condition; and (vi) initiating legal proceedings against the Company or requesting inspection of the Company’s

Houghton Mifflin Harcourt Company	2018 Proxy Statement	17

CORPORATE GOVERNANCE - (Continued)

corporate books and records. Additionally, for the duration of the Restricted Period, the Anchorage Holders have agreed to cause all voting securities owned by the Anchorage Holders to, at each Company stockholder meeting, be present for quorum purposes and vote (i) for all directors nominated by the Board for election and (ii) in accordance with the recommendation of the Board on any precatory or non-binding proposals.

The Anchorage Holders further agreed that, upon Anchorage and its affiliates ceasing to beneficially own at least 10% of the Company’s outstanding common stock: (i) the Anchorage Holders would be required to cause Mr. Allen to promptly offer to tender his resignation from the Board and any committee of the Board on which he may be a member and, if requested by the Company, deliver his written resignation, to be effective immediately, to the Board, which shall have sole discretion over whether to accept or reject such resignation; and (ii) the Company’s obligations under the Anchorage Nomination Agreement would terminate. Accordingly, on December 21, 2016, Mr. Allen executed and delivered to the Company an irrevocable letter of resignation, effective only upon, and subject to, such time as the Anchorage Holders fall below the foregoing ownership threshold and the Board accepts such resignation.

Indebtedness

Affiliates of certain of our stockholders, including the stockholders holding 5% or more of our common stock, also currently own a portion of our indebtedness, including indebtedness outstanding under our term loan facility.

Indemnification Arrangements

We have entered into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter documents. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	18

DIRECTOR COMPENSATION

The Nominating, Ethics and Governance Committee is responsible for reviewing and recommending non-employee director compensation to the Board for its approval. We pay our non-employee directors a mix of fixed cash compensation and variable equity-based compensation. We do not provide any compensation to Company employee directors or Mr. Allen pursuant to the Anchorage Nomination Agreement for their Board service. The compensation paid to our non-employee directors consists of an annual retainer for service as a member or the Chairman of the Board, of which a portion is paid in cash and a portion in equity, plus an annual cash retainer for service as a member or chair of Board committees, as set forth in the tables below. The Company also reimburses directors for expenses they incur in connection with attending Board and committee meetings.

Under the Company’s non-employee director deferred compensation program (“Deferred Compensation Program”), non-employee directors are permitted to defer receipt of cash and equity-based compensation, with deferred amounts to be paid out either at a specified date or upon the individual’s separation from service in accordance with the individual’s election. Under the Deferred Compensation Program, deferred cash compensation is deemed to be notionally invested in Company common stock and credited with earnings or losses with respect thereto. Each of Ms. Greenthal and Messrs. McKernan, Napack and Novak elected to defer 100% of the portion of their compensation for 2017 that was delivered in the form of time-based restricted stock units (“RSUs”). Following the initial year of a director’s eligibility to participate in the Deferred Compensation Program for which special rules apply, deferral elections may be made no later than the end of the year prior to the fiscal year in which the compensation is earned.

The retainers paid to our non-employee directors for service as a member or the Chairman of the Board, a portion of which is paid in cash and a portion of which is paid in equity, in effect as of December 31, 2017 is as follows:

Position	Aggregate Annual Retainer for Chairman/Membership ($)	Amount Payable in Cash ($)	Amount Payable in RSUs ($)
Board Chairman	250,000	120,000	130,000
Other Board Members	165,000	80,000	85,000

The retainers paid to our non-employee directors for service as a member or chair of standing Board committees, all of which are paid in cash, in effect as of December 31, 2017 are as follows:

Position	Annual Retainer for Non-Chair Membership ($)	Aggregate Annual Retainer for Chair ($)
Audit Committee	10,000	15,000
Compensation Committee	10,000	15,000
Nominating, Ethics and Governance Committee	5,000	7,500

Cash compensation is payable quarterly. Equity compensation is granted annually to non-employee directors on May 31 of each year and vests on the first anniversary of the date of grant, subject to continued service as a member of the Board.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	19

DIRECTOR COMPENSATION - (Continued)

Director Compensation

The following table sets forth information regarding the compensation we paid to our non-employee directors for service on the Board during 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Daniel Allen(4)	—	—	—	—
L. Gordon Crovitz(5)	—	—	—	—
Jean S. Desravines(6)	N/A	N/A	N/A	N/A
Lawrence K. Fish	145,000	129,996	46,333	321,329
Jill A. Greenthal	102,500	85,005	—	187,505
John F. Killian	115,000	85,005	—	200,005
John R. McKernan Jr.	110,000	85,005	—	195,005
E. Rogers Novak Jr.	95,000	85,005	—	180,005
Tracey D. Weber	98,091	85,005	—	183,096
Brian Napack(7)	100,000	85,005	—	185,005

(1)	Represents the aggregate cash retainers for Board and committee service.
(2)	Represents the aggregate grant date fair value of RSUs granted in May 2017 in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Stock Compensation” (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These awards will vest on May 31, 2018, subject to continued service on the Board. As of December 31, 2017, Mr. Fish held 10,526 RSUs, each of Messrs. Killian, McKernan and Novak and Mses. Greenthal and Weber held 6,883 RSUs.
(3)	Represents portion of salary and benefits paid to Mr. Fish’s executive assistant not attributed to services rendered to the Company.
(4)	Mr. Allen did not receive any director compensation for his service on the Board in 2017.
(5)	Mr. Crovitz served as our President and Chief Executive Officer on an interim basis from September 22, 2016 to April 10, 2017. He did not receive any compensation for his service on the Board during the period in 2017 in which he served as our interim President and Chief Executive Officer. Mr. Crovitz received fees of $61,415 in cash for his service on the Board for the period of such service in 2017 after he ceased to serve as our interim President and Chief Executive Officer and $85,005 in the form of 6,883 RSUs in May 2017 which vest on May 31, 2018, subject to continued service on the Board; such amounts are disclosed in the “Summary Compensation Table”.
(6)	Mr. Desravines was appointed as a director in March 2018 and did not serve on the Board in 2017.
(7)	Mr. Napack resigned from the Board effective October 17, 2017. As a result of Mr. Napack’s resignation, all 6,883 of his outstanding and unvested RSUs were forfeited.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	20

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee the stockholders’ interest in the overall success of our business and our financial strength. Ten (10) directors are to be elected at the Annual Meeting to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, subject to a director’s earlier death, resignation, retirement, disqualification or removal. If you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the election of directors, your shares will be voted for the ten director nominees recommended by the Board. If you sign your voting instruction form but do not give instructions with respect to the election of directors to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Upon the recommendation of the Nominating, Ethics and Governance Committee, the Board has nominated our current directors for election. The nominees are willing to be elected and to serve. If any nominee is not a candidate for election at the Annual Meeting (an event that the Board does not anticipate), the proxies may be voted for a substitute nominee. The business experience, qualifications and affiliations of each nominee are set forth below.

Daniel Allen

Director Since: December 2016    •    Age: 49

Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

Daniel Allen has been a Partner and Senior Portfolio Manager at Anchorage Capital Group, L.L.C., a New York-based registered investment adviser, since August 2008, and has served as President for the firm since September 2015. In his role as Senior Portfolio Manager, he shares responsibility for overseeing the firm’s portfolio management, risk management, and investment decisions. Mr. Allen is also a member of the Securities and Exchange Commission’s Fixed Income Market Structure Advisory Committee, and serves on the Board of Trustees of Skidmore College. Prior to joining Anchorage, Mr. Allen spent the previous six years with Morgan Stanley, and in his most recent role was responsible for North American Credit Trading with a primary focus on bank debt, high yield bonds and distressed securities. Prior to joining Morgan Stanley, Mr. Allen was a Loan Trader at Goldman Sachs. Mr. Allen’s qualifications to serve on the Board include extensive experience in financial services as a trader and portfolio manager and his extensive knowledge of the capital markets and the financial services industry.

L. Gordon Crovitz

Director Since: August 2012    •    Age: 59

Committees: Nominating, Ethics and Governance Committee

L. Gordon Crovitz co-founded and became co-Chief Executive Officer of NewsGuard Technologies Inc. in 2018, which gives consumers information about the news brands they access online, and has been a partner at NextNews Ventures, a partnership investing in early-stage news companies, since June 2009. Mr. Crovitz served as interim President and Chief Executive Officer of the Company from September 2016 to April 2017. Mr. Crovitz co-founded e-commerce software company Press+ LLC in 2009 and served as Co-Chief Executive Officer from April 2009 to September 2014. From 1980 to 2007, Mr. Crovitz held a number of positions with Dow Jones and The Wall Street Journal, culminating in his role as Executive Vice President for Dow Jones and Publisher of The Wall Street Journal. Mr. Crovitz serves on the Board of Directors of Business Insider, Blurb, Dun & Bradstreet, Inc. and Marin Software Incorporated. He is also on the board of the American Association of Rhodes

Houghton Mifflin Harcourt Company	2018 Proxy Statement	21

PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

Scholars. Mr. Crovitz’s qualifications to serve on the Board include his management experience in the publishing industry and extensive experience as a director.

Jean S. Desravines

Director Since: March 2018    •    Age: 46

Committees: Audit Committee

Jean S. Desravines has served as Chief Executive Officer of New Leaders, a national education nonprofit, since February 2011. In his role as Chief Executive Officer of New Leaders, he manages an organization that develops leaders for high-need schools in more than 20 cities and 15 states. Mr. Desravines previously served in senior positions in the New York City Department of Education, including as senior counselor to the chancellor of New York City’s public school system. He has also served on the board of trustees of St. Francis College since October 2014, and as a director America Achieves, a national non-profit organization dedicated to improving public schools in the United States, since February 2016. Mr. Desravines’ qualifications to serve on the Board include his extensive experience in the education nonprofit and public sectors.

Lawrence K. Fish (Chairman of the Board)

Director Since: August 2010    •    Age: 73

Committees: Audit Committee; Compensation Committee; and Nominating, Ethics and Governance Committee

Lawrence K. Fish served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) from 2005 to 2008 and as Chairman, President and Chief Executive Officer of Citizens from 1992 to 2005. Mr. Fish is a member of the Massachusetts Institute of Technology Corporation (the institute’s board of trustees) and serves on the boards of directors of Textron Inc. and Tiffany & Co. He is also an Honorary Trustee of the Brookings Institution in Washington D.C., Chairman of the Board of Management Sciences for Health and Trustee of Woods Hole Oceanographic Institution. Mr. Fish’s qualifications to serve on the Board include his extensive experience in the areas of finance, marketing, general management and corporate governance.

Jill A. Greenthal

Director Since: June 2012    •    Age: 61

Committees: Audit Committee; and Nominating, Ethics and Governance Committee (Chair)

Jill A. Greenthal has been a Senior Advisor in Private Equity at the Blackstone Group, an investment firm, since 2007, working closely with Blackstone’s global media and technology teams to assist in investments in those sectors. She also serves as a director of Akamai Technologies, Inc. and Cars.com Inc. and previously served as a director of Orbitz Worldwide from 2007 to 2013 and Michaels Stores from 2011 to 2015. Prior to 2007, Ms. Greenthal was an investment banker and partner at Blackstone and Credit Suisse First Boston. Ms. Greenthal is also a trustee of the Dana-Farber Cancer Institute, The James Beard Foundation and Simmons College and is an Overseer of the Museum of Fine Arts in Boston, Massachusetts. Ms. Greenthal’s qualifications to serve on the Board include her extensive experience in advising and financing media, Internet and technology companies.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	22

PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

John F. Killian

Director Since: January 2011    •    Age: 63

Committees: Audit Committee (Chair); and Compensation Committee

John F. Killian was Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (“Verizon”) from March 2009 through October 2010. Prior to becoming Chief Financial Officer, Mr. Killian was President of Verizon Business from October 2005 until March 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian serves on the board of directors at ConEdison Inc. and is Chairman of the board of Providence College. He is also a Trustee of Goldman Sachs Trust II, an open-end management investment company. Mr. Killian’s qualifications to serve on the Board include his extensive financial expertise, as well as significant management and leadership experience.

John J. Lynch, Jr.

Director Since: May 2017    •    Age: 59

Committees: None

John “Jack” J. Lynch, Jr. has served as President and Chief Executive Officer of the Company since April 2017. Mr. Lynch served as Chief Executive Officer of Renaissance Learning, a leader in K-12 learning analytics, from November 2012 to April 2017. He has been active in the K-12 education industry since 1999 and was the founding Chief Executive Officer of bigchalk.com, where he created an education network serving 40,000 schools. He also served as president and Chief Executive Officer of the Pearson Technology Group from May 2003 to May 2006. Prior to joining Renaissance Learning, Mr. Lynch was a member of the executive board of Wolters Kluwer. Mr. Lynch’s qualifications to serve on the Board include his leadership role in the Company and his over 25 years of management experience in the software and information industry, including in the field of education technology.

John R. McKernan, Jr.

Director Since: September 2012    •    Age: 69

Committees: Compensation Committee (Chair); and Nominating, Ethics and Governance Committee

John R. McKernan, Jr. served as a member of the Board from August 2010 through June 2012 and rejoined the Board in September 2012. Mr. McKernan has served as Chairman and Chief Executive Officer of McKernan Enterprises, Inc., a strategic consulting and investment firm, since January 1995 and a Senior Advisor at the U.S. Chamber of Commerce since March 2015, where he also served as its Foundation President from October 2013 to February 2015. He is also currently a director of BorgWarner Inc. and Management and Training Corporation. Mr. McKernan also serves as the Chair of the BorgWarner Foundation. Mr. McKernan is the former Chairman of Education Management Corporation, a provider of post-secondary education in North America, where he served as Chief Executive Officer from September 2003 until February 2007 and as a director until 2015. Mr. McKernan is currently Chairman of the Board of Directors of The Foundation for Maine’s Community Colleges, a director of The American Action Forum and Achieve and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan’s qualifications to serve on the Board include his superior leadership capabilities, knowledge of the legal and legislative processes and significant prior experience as a director.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	23

PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

E. Rogers Novak, Jr.

Director Since: November 2012    •    Age: 69

Committees: Audit Committee; and Nominating, Ethics and Governance Committee

E. Rogers Novak, Jr. is a founder and has been a managing member of Novak Biddle Venture Partners, an early-stage venture fund focused on investment opportunities in education, security, big data analytics and business-to-business-to-consumer businesses, since 1996. Mr. Novak formerly served as Lead Director of Blackboard Inc., which was acquired by Providence Equity Partners. Mr. Novak currently serves on several private company boards. He previously served on the Board of Trustees for Kenyon College where he was a member of the Budget, Financial and Audit Committee and the Student Affairs Committee. From 2008 to 2011, Mr. Novak held a seat on the Board of the National Venture Capital Association and was their Treasurer and a member of their Executive Committee from 2009 to 2011. Mr. Novak’s qualifications to serve on the Board include his significant prior experience as a director, especially in the education technology sector.

Tracey D. Weber

Director Since: July 2016    •    Age: 51

Committees: Audit Committee; and Compensation Committee

Tracey D. Weber has served as Vice President of Digital Platforms for IBM, a global technology services company, since May 2017, where she is responsible for the ibm.com website and IBM’s digital marketplace and revenues. She previously served as Chief Client Officer and Vice President of Transformation for IBM’s Watson Customer Engagement business unit from September 2016 to May 2017. From February 2016 to April 2016, Ms. Weber was a Strategic Advisor for innovative online shopping destination Gilt Groupe, where she formerly served as President from February 2015 to February 2016 and Chief Operating Officer from September 2013 to February 2015. She served as Managing Director, North America Internet and Mobile and Global Product at Citibank, NA, a multinational financial services corporation, from October 2010 to July 2013. Ms. Weber has also previously served as Executive Vice President of Barnes & Noble, Inc.’s textbooks and digital education division and has held several leadership positions at Travelocity.com. From July 2013 to March 2016, she served on the board of International Game Technology. Ms. Weber’s qualifications to serve on the Board include her leadership roles across a variety of consumer industries and extensive digital operations experience.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	24

EXECUTIVE OFFICERS

The executive officers of the Company are set forth below:

Name	Age	Position
John J. Lynch, Jr.	59	President, Chief Executive Officer and Director
Joseph P. Abbott, Jr.	41	Chief Financial Officer
Ellen Archer	55	President, Houghton Mifflin Harcourt Trade Publishing
William F. Bayers	63	Executive Vice President, Secretary and General Counsel
Amy L. Dunkin	44	Senior Vice President, Chief Marketing Officer
Rosamund Else-Mitchell	48	Executive Vice President, Chief Learning Officer
Matthew Mugo Fields	42	Executive Vice President and General Manager, Supplemental and Intervention Solutions
James P. O’Neill	45	Executive Vice President and General Manager, Core Solutions
Lee R. Ramsayer	53	Executive Vice President, Global Sales
Alejandro Reyes	53	Senior Vice President, Chief People Officer

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience, other than Mr. Lynch, for whom such information is provided above under the caption “Proposal 1: Election of Directors”.

Joseph P. Abbott, Jr.

Executive Vice President and Chief Financial Officer

Joseph P. Abbott, Jr. joined the Company in March 2016 as Executive Vice President and Chief Financial Officer. From 2012 to 2016, Mr. Abbott was an Executive Director in the Media and Communications Investment Banking Group at Morgan Stanley, where he held various roles since 2005. At Morgan Stanley, Mr. Abbott led a team that advised educational publishing and information services companies (and their stakeholders) on all aspects relating to mergers and acquisitions, financings and other major strategic transactions. Prior to joining Morgan Stanley, Mr. Abbott served as an officer in the United States Navy.

Ellen Archer

President, Houghton Mifflin Harcourt Trade Publishing

Ellen Archer joined the Company as President of our Trade Publishing Group in December 2015, with responsibility for driving the strategic growth and expansion of the Company’s consumer publishing business. Previously, Ms. Archer was a Founding Partner of Path2, LLC, a consulting firm focused on advising for-profit and not-for-profit businesses on business development, strategy and execution, from September 2014 to December 2015. From September 2014 to December 2015, she also held a role as Managing Director of Golden Seeds, a consulting firm focused on providing strategic business guidance to early-stage women-led digital businesses. From 1999 to May 2014, Ms. Archer held various roles within Disney/ABC Television Group, including Head of East Coast Development for Disney Media Networks, a division of the Walt Disney Company from June 2013 to March 2014 and President and Publisher of Hyperion Books, then a division of the Walt Disney Company, from April 2008 to September 2013.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	25

EXECUTIVE OFFICERS - (Continued)

William F. Bayers

Executive Vice President, Secretary and General Counsel

William F. Bayers joined the Company in May 2007 as Senior Vice President, Secretary and General Counsel and has served as Executive Vice President, Secretary and General Counsel since March 2008. Previously, he served as Vice President and General Counsel of Harcourt Education Group. Mr. Bayers oversees all legal, regulatory and corporate matters for the Company.

Amy L. Dunkin

Senior Vice President, Chief Marketing Officer

Amy L. Dunkin has served as our Senior Vice President, Chief Marketing Officer since September 2017, and prior to that she served as our Senior Vice President of Marketing since March 2016 after joining the Company in June 2015 as Vice President of Marketing. From 2009 through May 2015, Ms. Dunkin served as Vice President of Marketing of Scholastic Corporation, a publisher and distributor of books, instructional material and media for children, where she held various roles since 2005. As Chief Marketing Officer, she oversees the Company’s product marketing, field marketing, market research, an in-house agency and digital and demand generation teams. Ms. Dunkin has over 20 years of experience in educational technology, publishing and media in both marketing and business development roles.

Rosamund Else-Mitchell

Executive Vice President, Chief Learning Officer

Rosamund Else-Mitchell has served as Executive Vice President, Chief Learning Officer since August 2017, and prior to that she served as our Executive Vice President, Professional Services since October 2015 after joining the Company in June 2015 as Senior Vice President, Publishing HMH Intervention Solutions. From 2000 through May 2015, Ms. Else-Mitchell held various roles at Scholastic Corporation, a publisher and distributor of books, instructional material and media for children, including Executive Vice President of Global Technology Product Development, K-12 from January 2014 through June 2015 and as Senior Vice President and Publisher from November 2008 through December 2013. In her current role, Ms. Else-Mitchell oversees the Company’s Efficacy Research, Learning Science and Data Analytics teams, as well as its Teaching and Learning Platforms and Professional Services business.

Matthew Mugo Fields

Executive Vice President and General Manager, Supplemental and Intervention Solutions

Matthew Mugo Fields has served as Executive Vice President and General Manager, Supplemental and Intervention Solutions since October 2017. Previously, he served as Vice President, Consumer Group of McGraw-Hill Education, a learning science company and educational publisher, from October 2016 through October 2017. He was the founder and Chief Executive Officer of Redbird Advanced Learning, a digital personalized learning provider, from July 2013 until its acquisition by McGraw-Hill Education in October 2016. Mr. Fields was also a co-founder of Rocket Group, a provider of in-school tutoring, and served as president and as a director from 2006 to October 2016.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	26

EXECUTIVE OFFICERS - (Continued)

James P. O’Neill

Executive Vice President and General Manager, Core Solutions

James P. O’Neill has served as Executive Vice President and General Manager, Core Solutions since September 2017. From September 2012 through September 2017, he served as Chief Product and Strategy Officer of Achieve3000, Inc., a developer of online differentiated instruction solutions. Previously, he held several roles at the Company from January 2005 to September 2012, including as Senior Vice President, Product Management and Strategy from April 2012 through September 2012. Mr. O’Neill has over 20 years of experience in educational technology, product development, strategy, marketing and sales.

Lee R. Ramsayer

Executive Vice President, Global Sales

Lee R. Ramsayer has served as Executive Vice President, Global Sales since January 2016, and prior to that he served as our Executive Vice President, U.S. Sales after joining the Company in February 2012. Before joining the Company in February 2012, Lee R. Ramsayer served as Senior Vice President of Sales for the Government Solutions Sector of Monster Worldwide, Inc., a global online provider of employment solutions. Prior to his role at Monster, Mr. Ramsayer served as Manager, Government Sales and Consulting Services for Microsoft Corporation from January 2004 to February 2005.

Alejandro Reyes

Senior Vice President, Chief People Officer

Alejandro Reyes has served as Senior Vice President, Chief People Officer since November 2017, focusing on enabling the success of the employee community through strategic people initiatives including leadership and talent development, talent management and culture change. From May 2011 to October 2017, he served as Chief Talent and Organization Development Officer at Laureate Education, Inc., a global network of degree-granting higher education institutions, where he was responsible for building the company’s talent infrastructure. Prior to his time at Laureate, Mr. Reyes held roles relating to organizational and leadership transformation at Dell Inc. from October 2006 to May 2011, and at Motorola, Inc. from May 1998 to October 2006.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our executive compensation philosophy and objectives, program, practices and policies as well as the 2017 compensation for the following executive leadership team members and former executives (our “named executive officers,” or “NEOs”):

Named Executive Officers
John J. Lynch, Jr.*	President and Chief Executive Officer
Joseph P. Abbott, Jr.	Executive Vice President and Chief Financial Officer
William F. Bayers	Executive Vice President, General Counsel and Corporate Secretary
Rosamund Else-Mitchell	Executive Vice President, Chief Learning Officer
Lee R. Ramsayer	Executive Vice President, Global Sales
L. Gordon Crovitz **	Former Interim President and Chief Executive Officer
Mary J. Cullinane ***	Former Chief Content Officer and Executive Vice President, Product Planning, Development & Marketing

*	Mr. Lynch was appointed as our President and Chief Executive Officer effective in April 2017.
**	Mr. Crovitz ceased serving as our interim President and Chief Executive Officer in April 2017.
***	Ms. Cullinane served as our Chief Content Officer, Executive Vice President, Product Planning, Development and Marketing until October 2017.

Executive Summary

Our Business

    Overview

HMH is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. We are organized along two reportable segments: Education and Trade Publishing.

Our Education segment focuses on the K-12 educational market, delivering core curriculum instructional materials through our Core Solutions business as well as supplemental and intervention solutions and professional services through our Extensions businesses. This reporting segment represents approximately 87% of our annual consolidated net sales. The K-12 education market is

Houghton Mifflin Harcourt Company	2018 Proxy Statement	28

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

(i) highly cyclical — aligning with pre-determined state schedules for adoption of new instructional materials in which there are peaks and troughs, and (ii) dependent in part on federal, state and local education funding, which is dependent in part on the robustness of their respective finances and levels of funding allocated to such materials. Changes in the adoption schedule, educational funding and our share of the K-12 education market, among other things, can have a material adverse effect on our business and our financial and operational performance.

For nearly two centuries, our Trade Publishing segment has brought renowned and awarded children’s, fiction, nonfiction, culinary, and reference titles to readers throughout the world and represents approximately 13% of our annual consolidated net sales. The Trade Publishing market is (i) generally a hits driven business for front-list titles and (ii) dependent in part on movie and other current event tie-ins for back-list titles. Changes in public interests, length of time on best seller’s and reader’s choice lists as well as current tie-ins, among other things, can have a material adverse effect on our Trade Publishing business.

Transformational Year

Overall, 2017 was a year in which we laid the foundation for our transformation — with implementation of a restructuring program enabling a leaner and more efficient organization and right-sized cost structure, new executive leadership and organizational design in place, completion of our strategic review, continued investment in next generation products and platforms in advance of large upcoming adoption schedules, and delivering on our 2017 financial performance guidance despite a 6% decline in our addressable K-12 education market and mixed execution in our Core Solutions and intervention businesses.

2017 Restructuring Program

In late 2016, we started working with a third-party consultant to review our operating model and organizational design. In connection with this review, we committed to certain actions under a restructuring program in March 2017 in order to improve our operational efficiency, better focus on the needs of our customers and right-size our cost structure to further support growth initiatives, enhance competitiveness and create long-term stockholder value. These actions include making organizational design changes across layers of the Company and other right-sizing initiatives expected to result in reductions in force, and consolidating and/or subletting office space under certain real estate leases. We substantially completed the organizational design change actions in the second quarter of 2017 and expect to complete the remaining actions by the end of 2018. We estimate annualized cost savings of approximately $70 million to $80 million exiting 2018 as a result of these actions and estimate that implementation of these actions is expected to result in total charges of approximately $45 million to $49 million, of which approximately $35 million to $39 million are estimated to result in cash outlays.

New Leadership and Organizational Design

Commencing in 2016 and continuing through the fall of 2017, we had a number of purposeful leadership and organizational design changes, the most significant of which were as follows:

•	Chief Executive Officer Transition — Mr. Lynch was appointed as our President and Chief Executive Officer effective in April 2017, at which time Mr. Crovitz, a member of our Board who had served as our interim President and Chief Executive Officer since September 2016, stepped down from the interim role.

•	Chief Financial Officer Transition — Mr. Abbott was appointed as our Chief Financial Officer in March 2016.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	Organizational Design and Related Leadership Change — In support of the Company’s organizational design change to improve operational efficiency and better focus on the needs of our customers as well as in support of the Company’s new strategic direction, we undertook the following changes:

•	Implemented a general manager structure within our Education reporting segment — in the fall of 2017, we appointed Jim O’Neill as our new General Manager of Core Solutions and Mathew Mugo Fields as our new General Manager of Supplemental and Intervention Solutions, and we promoted Vicki Boyd as our General Manager of Heinemann.

•	Reinforced our focus on learning science, data analytics and delivering integrated solutions — in the summer of 2017, we promoted Rosamund Else-Mitchell to a newly created position of Chief Learning Officer, expanding her responsibilities as leader of our Professional Services business, and in the fall of 2017 we promoted Amy Dunkin to our executive leadership team as our new Chief Marketing Officer.

•	Strengthened our commitment to operational efficiency and employee success — in the fall of 2017, we appointed Trish Torizzo as our new Chief Information Officer, promoted Kristen Duffy Lavelle to the executive leadership team leading our Global Operations and Customer Experience function, and appointed Alejandro Reyes as our new Chief People Officer.

2018 - 2020 Strategy

Following a comprehensive strategic review in 2017, our 2018-2020 strategy centers on transforming the Company from a predominately K-12 educational publisher focused on creating great content to a learning company focused on purposeful technology and insight as well as great content to create great outcomes. Our strategy has the following three pillars:

•	Enhance and Extend our Core — Strengthen our Core Solutions business through differentiated solutions that link assessment data to instruction, enabling targeted instruction by skills or standards to meet the needs of each student. At the same time, invest in faster-growing, higher margin extensions of the Core Solutions business, such as intervention and supplemental solutions.

•	Deliver Integrated Solutions — Leverage the breadth of our Core Solutions and Extensions portfolio and the reach of our sales force by offering integrated solutions of core, intervention and supplemental solutions and professional services that work in concert to improve student outcomes.

•	Focus on Operational Excellence — Progress toward leaner and more efficient operations and instill a philosophy of continuous improvement throughout the organization.

2017 Company Performance1

On a consolidated basis, the Company delivered on its guidance for full year 2017, with $1.4 billion in net sales, an increase of 3% compared to 2016, and $1.4 billion of billings for 2017, a decline of 1% compared to 2016.

Our Education segment performance in 2017 delivered a net sales increase of $16 million, or 1%, to $1,223 million from $1,207 million in 2016. The increase was primarily due to the performance of our Extensions businesses, which increased net sales by $22 million, or 4%, in 2017, and was partially offset by the performance of our Core Solutions business net sales, which declined by $6 million, or

1	We urge stockholders to read the Annual Report on Form 10-K for the year ended December 31, 2017, which describes our businesses and 2017 financial and operating performance and drivers thereof in greater detail.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	30

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

1%, in 2017 primarily due to a 6% decline in our addressable K-12 education market resulting in lower net sales of open territory programs and Core Solutions math programs across adoption states.

Our Trade Publishing segment performance was above market in 2017, delivering a net sales increase of $19 million, or 11%, to $185 million from $166 million in 2016.

Our performance in 2017 with respect to important Company financial measures (including those forming our guidance and from which financial performance metrics used in our incentive plans are derived) was as follows on a consolidated basis:

	Years Ended December 31
(in millions of dollars)	2017	2016	Change
Net sales	1,408	1,373	2.5%
Billings[1]	1,392	1,410	(1.3)%
Net loss	(103)	(285)	63.7%
Adjusted EBITDA[2]	219	183	19.4%
Pre-publication costs (“Plate Spend”)	(139)	(124)	(12.2)%
Net cash provided by operating activities	135	144	(6.0)%
Free cash flow[2]	(62)	(86)	27.4%

1	Billings is an operating measure. For a calculation of this measure, please see Annex A.

2	Adjusted EBITDA and free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures, please see Annex A.

Executive Compensation Highlights

    Significant Portion of 2017 NEO Target Total Direct Compensation (“TDC”)1 is At-Risk,

    Performance-Based and Long-Term — Emphasizing “Pay for Performance”

Chief Executive Officer[1] Target Total Direct Compensation	Other NEO Average[1] Target Total Direct Compensation

Houghton Mifflin Harcourt Company	2018 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	Our executive compensation programs emphasize variable, at-risk performance-based compensation, which comprised 79% of Mr. Lynch’s target TDC opportunity (in the form of annual- and long-term incentive compensation) and 74% on average for our other NEOs, with fixed compensation (base salary) making up the remainder of target TDC opportunity for 2017.

•	Our executive compensation programs emphasize long-term incentive compensation, which comprised 66% of Mr. Lynch’s target variable, at-risk performance-based compensation opportunity and 67% on average for our other NEOs, with short-term incentive compensation (annual bonus plan) making up the remainder of their target variable, at-risk performance-based compensation opportunity for 2017.

1	The charts reflect the value of the 2017 target TDC opportunity as considered by our Compensation Committee as follows with respect to our CEO and other NEOs: (i) annual salary for 2017; (ii) target 2017 Bonus Plan opportunity; and (ii) the Board approved value for determining the number of time- and performance-based RSUs under the 2017 LTIP award. Because Mr. Lynch’s 2017 LTIP awards were actually made in May 2017 (following the commencement of his employment in April 2017 and therefore subsequent to the date in February 2017 used for determining the number of time- and performance-based RSUs that would be granted to him and the other NEOs under the 2017 LTIP), the grant date fair value of his 2017 LTIP awards (as required to be reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table) varies from the value represented and discussed in the CD&A. In order to more effectively reflect the value of the target TDC opportunity for our NEOs as considered by our Compensation Committee for 2017, the charts do not reflect information with respect to (a) Mr. Crovitz due to his interim status as an executive with the Company and ineligibility to participate in the Company’s 2017 Bonus Plan and 2017 LTIP and (b) Mr. Lynch’s new hire equity awards.

2017 Executive Compensation Actions

The following are highlights of actions taken with respect to our 2017 executive compensation program and named executive officer compensation as well as the impact of Company performance on executive compensation in 2017:

2017 Executive Compensation Program Actions and Changes

•   Implemented a robust executive Clawback Policy for incentive compensation in February 2017.

•   Modified the corporate performance metrics of the Company’s 2017 annual bonus plan (the “2017 Bonus Plan”) to separately focus on the Company’s consolidated Adjusted cash EBITDA[1] and Plate Spend, while maintaining the plan’s existing focus on consolidated Billings.

•   Added a business unit plan component for our Heinemann business with performance metrics consistent with those of our existing Trade business unit plan.

•   Maintained the performance metric design and weightings for the Company’s 2017 long term incentive program (“2017 LTIP”).

•   No salary or target compensation increases were approved for our NEOs in connection with our annual executive compensation review for 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	32

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2017 Named Executive Officer Transitions and Executive New Hires and Promotions

•   Appointed Mr. Lynch as our President and Chief Executive Officer; Board approved new hire equity awards to Mr. Lynch in addition to setting his salary and 2017 Bonus Plan and 2017 LTIP targets.

•   Promoted Ms. Else-Mitchell to our newly created Chief Learning Officer position; Compensation Committee approved promotional equity awards to Ms. Else-Mitchell and increased her 2017 Bonus Plan and 2018 LTIP targets.

•   Hired and/or promoted 7 additional executive leadership team members in support of the Company’s organizational design changes and 2018-2020 strategy; Compensation Committee approved new hire equity awards and/or sign-on bonuses to such executives in addition to setting their salaries and 2017 Bonus Plan and 2017 LTIP targets.

•   In connection with the Company’s organizational design changes, Ms. Cullinane assisted in a transition of her role from May 2017 until her departure from the Company in October 2017.

2017 Annual Bonus Plan Awards

Based on the Company’s performance relative to its consolidated Billings, Adjusted cash EBITDA[1] and Plate Spend objectives under the 2017 Bonus Plan as well as individual performance:

•   Messrs. Lynch, Abbott, Bayers and Ramsayer and Ms. Else-Mitchell received total award payouts equal to 86.8% of their respective target awards, prorated as applicable for time serving in their roles in 2017.

•   Ms. Cullinane received a total award payout equal to 76.8% of her target award, prorated for time serving in her role in 2017.

Mr. Crovitz was not eligible to participate in the 2017 Bonus Plan in light of his interim status as an executive.

Forfeiture of Performance-Based Restricted Stock Awards under 2015 Long Term Incentive Plan
As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and Adjusted cash EBITDA (post plate)[1] objectives under the Company’s 2015 long term incentive plan (“2015 LTIP”), all of the performance-based equity awards granted under the plan were forfeited.

1.	Adjusted cash EBITDA and Adjusted cash EBITDA (post-plate) are financial performance metrics within the Company’s 2017 Bonus Plan and 2015 LTIP, respectively. These metrics are not prepared in accordance with GAAP and, despite the reference to EBITDA, are not intended to represent an adjusted earnings measure. For a reconciliation of the Adjusted cash EBITDA financial performance metric to the most directly comparable GAAP financial measure, please see Annex A.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2018 Executive Compensation Highlights and Changes

The following are highlights of key changes to the Company’s executive compensation program for 2018:

2018 Executive Compensation Program Highlights and Changes

Modified the design, performance metrics and weightings under the Company’s 2018 annual bonus plan (“2018 Bonus Plan”) as follows:

•   Repositioned the Plate Spend performance metric as a 5% negative discretionary performance modifier of total payout pools under the 2018 Bonus Plan in the event that the Company’s performance against its Plate Spend objectives is above or below a pre-established performance range.

•   Made the following changes to the business unit plan components for the 2018 Bonus Plan in order to drive business unit level performance accountability:

◇   Added a business unit plan component for each of our Core Solutions, Supplemental and Intervention Solutions and Professional Learning businesses, using business unit level Billings (consistent with the existing Heinemann and Trade business unit plans) and an Education reporting segment-level Adjusted cash EBITDA (before corporate allocations) performance metric for such business unit plans.

◇   Added a Trade reporting segment-level Adjusted cash EBITDA (before corporate allocations) performance metric for the Trade business unit plan.

◇   Added the Company’s consolidated Billings and Adjusted cash EBITDA metrics to each of the business unit plans.

Maintained the existing focus on the Company’s consolidated Billings and Adjusted cash EBITDA performance metrics for the corporate plan component.

Maintained the performance metric design and weightings for the Company’s 2018 long term incentive program (“2018 LTIP”), and added an automatic adjustment mechanism to address the unpredictability and corresponding effect of significant changes in the Company’s addressable K-12 Education market outside of the Company’s control. In the event that there is a shift in the Company’s addressable K-12 Education market for the three-year period under the 2018 LTIP as a result of changes in adoption schedules in three key states (California, Florida and Texas) that impact the Company’s projected aggregate three-year Billings opportunity over the three-year period by more than 5%, the target performance for that metric under the 2018 LTIP would be automatically adjusted.

No salary increases were approved for our NEOs in connection with our annual executive compensation review for 2018, other than for Mr. Abbott based on a competitive review of his salary against the Company’s peer group and relative to other members of the executive leadership team.

Summary of Sound Governance Features of Our Compensation Programs

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis and are subject to change from time to time. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	34

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

What We Do ✓
✓	Use Mix of Fixed and Variable Compensation, with Emphasis on Variable Compensation
✓	Use Mix of Annual- and Long-term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation
✓	Work with an Independent Executive Compensation Consultant
✓	Design Compensation Programs to Avoid Excessive Risk-Taking
✓	Maintain Clawback Policy
✓	Maintain Stock Ownership Policy

What We Don’t Do x
x	No Excise Tax Gross-Ups
x	No Pensions or Supplemental Executive Retirement Plans
x	No Single Trigger Equity Acceleration
x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval
x	No Discounted Stock Options
x	No Dividend Equivalents Paid on Unearned Performance Awards
x	No Unauthorized Hedging or Pledging
x	No Excessive Use of Perquisites

Advisory Vote on 2016 Named Executive Officer Compensation

At our 2017 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers for fiscal 2016 with over 97% of the shares represented in person or by proxy and entitled to vote voting in favor. Given this strong support, the Compensation Committee determined to keep a similar overall compensation structure, but in connection with its annual review of our executive compensation programs implemented changes described herein to further support our compensation philosophy and operational and financial goals.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Executive Compensation Philosophy and Objectives

Our compensation philosophy starts with the premise that employee success + customer success = stockholder success. This philosophy guides development of our compensation programs for employees at all levels of the organization, including our executive leadership team, and fosters our ability to:

Attract, retain and motivate employees	Programs structured to be competitive in design and total compensation opportunity, generally targeting pay at median (50th percentile) for our employees, and enabling higher opportunity for stronger than target performance.
Support customer needs and outcomes	Programs structured to support the strategic direction of the Company, including our focus on the needs of our customers and outcomes for their students.
Align with long-term interests of stockholders	Programs structured to be performance-based with achievement based on short- and long-term Company performance against financial and market metrics as well as individual performance.

The programs are designed to strike an appropriate balance between driving high levels of performance consistent with the financial objectives of the Company and mitigating against excessive risk taking.

How We Determine Executive Compensation

Participants in the Annual Process

    The Compensation Committee

The Compensation Committee is generally responsible for making compensation decisions for our executive leadership team. The committee makes final decisions with respect to compensation for our named executive officers other than the CEO, and makes recommendations to the Board with respect to the CEO’s compensation, with the Board making the final decision. As part of the annual executive compensation process, in February of each year the Compensation Committee in coordination with (i) the Board, with respect to the CEO, and (ii) CEO, with respect to other executive leadership team members, and taking into account recommendations of the committee’s independent compensation consultant (“Independent Compensation Consultant”):

•	Reviews corporate and individual goals and objectives relevant to the compensation of our executive leadership team and reviews the evaluations of our executive leadership team in light of those goals and objectives.

•	Determines annual bonus plan award payouts for the previous year based on achievement of financial performance objectives and individual performance.

•	Determines long term incentive program award payouts (vesting) with respect to the performance-based component of the award based on achievement of financial and market performance objectives for three-year programs concluding at the end of the previous year.

•	Determines current year salary levels and target annual bonus plan opportunities for our executive leadership team.

•	Approves the design, performance metrics, targets and weightings for the current year annual bonus plan and long term incentive program.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	36

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	Determines and approves grants of equity awards under the current year’s long term incentive program to our executive leadership team and other key employees.

Role of the Independent Consultant

The Compensation Committee engaged Semler Brossy Consulting Group, LLC as its Independent Compensation Consultant in May 2017, replacing F.W. Cook which served in that role since January 2011. The Independent Compensation Consultant advises the Compensation Committee on a broad range of executive compensation and other matters relating to fulfillment of the committee’s responsibilities under its charter. As an advisor to the Compensation Committee, the Independent Compensation Consultant, among other things, generally:

•	Apprises the committee of executive compensation-related trends and developments in the marketplace.

•	Informs the committee of regulatory considerations relating to executive compensation.

•	Assesses the composition of the Company’s compensation peer group companies.

•	Provides competitive market data on executive compensation levels, program design and governance features.

•	Provides general advice in support of compensation decisions pertaining to our executive leadership team.

•	Reviews management proposals, documentation and disclosures in support of the committee.

Role of the Chief Executive Officer and Other Executive Officers

Our Chief Executive Officer, in coordination with our Chief People Officer, generally plays an important role in the process for setting compensation for the other executive officers and key employees. The CEO generally:

•	Develops his individual performance objectives for review with the Compensation Committee in coordination with the Board.

•	Reviews and approves individual performance objectives of the other executive leadership team members.

•	Evaluates the performance of the other executive leadership team members for the relevant performance period against such objectives in coordination with our Chief People Officer.

•	Reviews competitive market compensation data prepared by the Independent Compensation Consultant and, in coordination with our Chief People Officer, recommends salary levels, target annual bonus plan and long-term incentive plan award opportunities for the other executive leadership team members to the Compensation Committee.

•	Makes recommendations on the design, performance metrics, targets and weightings for the current year annual bonus plan and long term incentive program in coordination with the Chief Financial Officer and Chief People Officer.

All such recommendations of our CEO are subject to Compensation Committee review, adjustment and approval.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Competitive Market Data and Compensation Peer Group

How We Use Competitive Market Data

Our Compensation Committee uses compensation peer group data as a point of reference to assess the competitiveness of executive compensation opportunities; benchmark executive compensation levels, program design and features; evaluate share utilization by reviewing overhang levels and annual burn rates; assist in the design of executive compensation programs; and benchmark executive compensation governance practices and policies.

The committee also considers general and/or industry-specific survey data for executives whose position, scope and operational or functional responsibilities are not readily available within our compensation peer group for benchmarking purposes.

2017 Compensation Peer Group

Our Compensation Committee reviews the composition and appropriateness of our compensation peer group companies annually with the Independent Compensation Consultant, generally seeking to consider companies that are of a comparable size (based on revenue and market capitalization), compete for business, investor capital and/or executive and other key employee talent, and are in the same, related or similar industry as the Company.

The compensation peer group used for setting 2017 executive compensation remained the same as the prior year’s peer group and consisted of the following 17 companies:

2017 Peer Group Companies
Blackbaud Inc.	Meredith Corporation	TEGNA, Inc.
Bright Horizons Family Solutions Inc.	Nuance Communications Inc.	The E.W. Scripps Company
Electronic Arts Inc.	Pearson Plc.	The New York Times Company
Hasbro, Inc.	PTC Inc.	Tyler Technologies, Inc.
John Wiley & Sons Inc.	Scholastic Corp.	Scripps Networks Interactive, Inc.
K12 Inc.	Take-Two Interactive Software, Inc.

In addition, for setting 2017 executive compensation, the Compensation Committee also considered technology and publishing industry survey data from Radford, Croner Digital, AAP as well as general industry survey data from Towers Watson, Mercer and AON Hewitt that reflected the revenue scope and operational or functional responsibilities of a particular executive.

Factors We Consider in Determining Executive Compensation

In determining executive compensation, the Compensation Committee generally considers a variety of factors as it deems appropriate to the circumstance, including (i) the executive leadership team member’s role and responsibilities; qualifications, experience and industry knowledge; leadership quality and effectiveness; goals and objectives for the relevant performance period; performance during the relevant performance period and future potential; and retention risk; (ii) competitive market data for similar positions, functions or scopes of responsibility; and internal executive pay equity; (iii) the Company’s financial performance, operational budget and three-year plan;

Houghton Mifflin Harcourt Company	2018 Proxy Statement	38

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

(iv) recommendations of the Chief Executive Officer; (v) input from the Independent Compensation Consultant; and/or (vi) other factors as the Compensation Committee deems appropriate.

In addition, the Compensation Committee considers the components of the executive leadership team member’s or other key employee’s target total direct compensation (which we define to include annual salary and target annual bonus and long-term incentive program opportunities (“TDC”)) and the mix thereof (including with respect to variable performance-based compensation and fixed compensation; short- and long-term compensation; and cash and equity compensation). The Compensation Committee does not apply any specific weighting to these factors, and the relative importance of any one factor may vary among the Company’s executive leadership team members depending on, among other things, their relative roles and scopes of responsibility.

While the Compensation Committee generally views a range around market median as representative of competitive market practice with respect to total direct compensation opportunity, it does not adhere to rigid formulas when determining the amount and mix of compensation elements.

Key Elements of Our Executive Compensation Program

Key Elements of Direct Compensation

Our executive compensation program’s direct compensation opportunity primarily consists of the following fixed and variable, performance-based compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Fixed Compensation
Base Salary	Annual base salary, which is a fixed cash amount, paid at regular intervals	Attract and retain talented and skilled employees	Provides a competitive level of fixed cash compensation
Variable Compensation
Short-Term Incentives – Annual Cash Bonus	Annual performance-based, at risk cash incentive opportunity	Motivate and reward employees to achieve or exceed our current-year Company and individual performance objectives	Provides performance-based, variable cash compensation tied to annual Company and individual performance
Long-Term Incentives – Annual Equity Awards	Three-Year at risk, equity incentive opportunity comprised of: • Performance-based restricted stock and restricted stock units (“PSUs”) • Time-based restricted stock and RSUs	Align employee interests with those of our stockholders and encourage executive decision-making that maximizes sustainable value creation over the long-term

Performance-based restricted stock and RSUs provide value only to the extent that long-term performance objectives are met or exceeded

Time-based restricted stock and RSUs provide long-term value creation opportunity

New Hire, Promotion and Other Equity Awards	Four-Year at risk, equity incentive opportunity comprised of: • Stock options Three-Year at risk, equity incentive opportunity comprised of: • Time-based restricted stock and RSUs	Time-based restricted stock and RSUs and stock options aid in attraction and retention of key employees in a highly competitive market for talent	Stock options provide long-term value creation opportunity only to the extent that our stock price increases over the grant price

Houghton Mifflin Harcourt Company	2018 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2017 Target Total Direct Compensation for NEOs

We believe our emphasis on variable, at-risk performance-based incentive compensation – consisting of annual bonus plan cash awards and long term incentive program equity awards – aligns our executive leadership team with our business strategy and the long-term interests of our stockholders, providing “pay for performance”.

Significant Portion of 2017 NEO Target TDC1 is At-Risk Performance-Based

Our executive compensation programs emphasize variable, at-risk performance-based compensation. With respect to the named executive officers for 2017 (other than Mr. Crovitz), variable, at-risk performance-based compensation comprised 79% of Mr. Lynch’s target TDC opportunity for his role as our President and Chief Executive Officer and 74% on average of our other named executive officers’ target TDC opportunity, with fixed compensation (in the form of base salary) making up the remainder

Chief Executive Officer[1] Target Total Direct Compensation	Other NEO Average[1] Target Total Direct Compensation

Significant Portion of NEO 2017 At-Risk Performance-Based Compensation is Long-Term

Our executive compensation programs emphasize long-term incentive compensation. With respect to the named executive officers for 2017 (other than Mr. Crovitz), long-term incentive compensation comprised 66% of Mr. Lynch’s target variable, at-risk performance-based compensation component of his target TDC for his role as our President and CEO and 67% on average of our other named executive officers’ target variable, at-risk performance-based compensation component of their target TDC, with short-term incentive compensation (in the form of our annual bonus plan) comprising 34% for Mr. Lynch as our President and CEO and 33% on average for such other named executive officers.

1.

The charts reflect the value of the 2017 target TDC opportunity as considered by our Compensation Committee as follows with respect to our CEO and other NEOs: (i) annual salary for 2017; (ii) target 2017 Bonus Plan opportunity; and (iii) the Board approved value for determining the number of time- and performance-based RSUs under the 2017 LTIP award. Because Mr. Lynch’s 2017 LTIP awards were actually made in May 2017 (following the commencement of his

Houghton Mifflin Harcourt Company	2018 Proxy Statement	40

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

employment in April 2017 and therefore subsequent to the date in February 2017 used for determining the number of time- and performance-based RSUs that would be granted to him and the other NEOs under the 2017 LTIP), the grant date fair value of his 2017 LTIP awards (as required to be reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table) varies from the value represented and discussed in the CD&A. In order to more effectively reflect the value of the target TDC opportunity for our NEOs as considered by our Compensation Committee for 2017, the charts do not reflect information with respect to (a) Mr. Crovitz due to his interim status as an executive with the Company and ineligibility to participate in the Company’s 2017 Bonus Plan and 2017 LTIP and (b) Mr. Lynch’s new hire equity awards.

Other Elements of Our Executive Compensation Program

Key Elements of Indirect and Other Compensation

Other components of our executive compensation program consist of the following key indirect and other compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Indirect Compensation
Health, Welfare and Other Employee Benefits	Customary employee benefit programs, including medical and health benefits and 401(k) matching contribution Customary executive- level benefits, including for relocation benefits	Enhance our competitiveness in the markets in which we compete for executive talent Attract and redeploy executive talent	Provides health safety and financial security for our employees
Other Compensation
Severance and Other Arrangements and Change in Control Protections	Severance and change-in-control protections tied to a multiple of base salary and annual bonus plan award	Attract and retain executive talent Protect Company interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation	Enables management to objectively evaluate potential change in control transactions and provide for continuity of management through any potential change in control

2017 Named Executive Officer Compensation

2017 NEO Fixed Compensation

NEO 2017 Base Salary

In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2017, no adjustments were made to the salaries of named executive officers for 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The annual base salaries of our NEOs at December 31, 2017 and percentage increases from their annual base salaries at December 31, 2016 were as follows:

Named Executive Officer	Annual Base Salary ($)	% Increase
John J. Lynch, Jr.	900,000	N/A
Joseph P. Abbott, Jr.	520,000	0%
William F. Bayers	450,000	0%
Rosamund Else-Mitchell	525,000	0%
Lee R. Ramsayer	500,000	0%
L. Gordon Crovitz	935,000	N/A
Mary J. Cullinane	500,000	0%

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer with an annual base salary of $900,000. In setting Mr. Lynch’s base salary level, the Compensation Committee and Board took into consideration, among other things, his level of experience, internal pay equity, the salary of his predecessor and similarly situated executives at companies in our compensation peer group.

See “Employment Arrangements” for a summary description of the compensation arrangement for Mr. Lynch and our other named executive officers.

2017 Special One-Time, Multi-Year Retention Bonus

In September 2016, in order to help address the immediate retention risk with respect to our executive and other key talent following a series of high-level executive transitions, our Board (as recommended by the Compensation Committee) approved a special one-time cash retention bonus award of $500,000 for each of Messrs. Abbott and Ramsayer and Ms. Cullinane and $250,000 for each of Mr. Bayers and Ms. Else-Mitchell to be paid in two equal installments in September 2017 and 2018, subject to continued employment on each such payment date unless the executive’s employment is terminated by the Company other than for cause (as defined in the ELT Severance Plan) or due to death or disability prior to September 22, 2018, in which case payment of the then-unpaid portion of the retention bonus would be accelerated.

In September 2017, each of Messrs. Abbott and Ramsayer and Ms. Cullinane received the first installment of the award in an amount equal to $250,000 and each of Mr. Bayers and Ms. Else-Mitchell received the first installment of the award in an amount equal to $125,000. In connection with Ms. Cullinane’s cessation of employment on October 1, 2017, she received the second installment of her award.

2017 NEO Variable Compensation – Annual Bonus Plan

2017 Bonus Plan Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2017 Bonus Plan in February 2017, the committee maintained the overall structure of the prior year plan, but modified the corporate performance metrics to separately focus on the Company’s consolidated Adjusted cash EBITDA and Plate Spend while maintaining the plan’s existing focus on consolidated Billings. The committee also approved the addition of a business unit plan component for our Heinemann business with performance metrics consistent with those of our existing Trade business plan, including business unit-level Billings metrics.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	42

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Consistent with prior years, the total annual bonus plan opportunity for our executive leadership team under the 2017 Bonus Plan was based (i) 90% on the Company’s achievement of financial objectives and (ii) 10% on individual performance.

For our named executive officers participating in the 2017 Bonus Plan, achievement of the 90% weighted financial performance metric-based portion of their total annual bonus plan opportunity was determined based on the following:

Billings (45%)			Adjusted cash EBITDA (30%)
Achievement Level	Achievement Percentage (%)	Payout Percentage (%)	Achievement Level	Achievement Percentage (%)	Payout Percentage (%)
Maximum	110 and Above	140	Maximum	110 and Above	140
Target	100	100	Target	100	100
Threshold	90	60	Threshold	85	40
	Below 90	0		Below 85	0

Plate Spend (15%)
Achievement Level	Achievement Percentage (%)	Payout Percentage (%)
Maximum	90 and Below	140
Target	100	100
Threshold	110	60
	Above 110	0

In setting 2017 Bonus Plan targets for financial performance metrics, the Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metrics within the Company’s operational budget for the year, which is approved by the Board. The committee believed that such targets would be reasonably achievable with strong performance by the Company.

No payout would be made in respect of a specific financial performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

With respect to the remaining 10% weighted individual performance-based portion of the plan, payouts for executive leadership team members can range from 0% to 200% of target. As a result, there is no minimum bonus payout amount under the 2017 Bonus Plan, and the total maximum bonus payout under the plan would be 146% of the total target annual bonus plan opportunity.

NEO 2017 Bonus Plan Awards

Each of our named executive officers participating in the 2017 Bonus Plan has a specified target annual bonus plan opportunity as a percentage of base salary (generally based on the executive’s position and scope of responsibility). In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2017, no changes were made to their respective prior year’s target annual bonus plan opportunities. However, in August 2017 the Compensation Committee approved an increase for the target annual bonus plan opportunity for Ms. Else-Mitchell from 75% to 100% of her base salary in light of her expanded role and responsibilities in connection with her promotion to Chief Learning Officer.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The target annual bonus plan opportunities for our NEOs as a percentage of annualized base salaries paid in 2017 were as follows:

Named Executive Officer	Target Bonus as a Percentage of Annualized Base Salary Paid in 2017
John J. Lynch, Jr.	125%
Joseph P. Abbott, Jr.	100%
William F. Bayers	100%
Rosamund Else-Mitchell*	85.3%
Lee R. Ramsayer	100%
L. Gordon Crovitz**	N/A
Mary J. Cullinane	100%

*	Ms. Else-Mitchell was eligible to receive a target annual bonus plan opportunity of 75% of her base salary paid through August 3, 2017 and 100% of her base salary paid thereafter through year end.

**	Mr. Crovitz was not eligible to participate in the Company’s 2017 Bonus Plan in light of his interim status as an executive of the Company.

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer with a target annual bonus plan opportunity of 125% of his annual base salary of $900,000. In setting Mr. Lynch’s target annual bonus plan opportunity, the Compensation Committee and Board took into consideration, among other things, his level of experience, internal executive pay equity, his target TDC pay mix and the target annual bonus plan opportunity of his predecessor and similarly situated executives at companies in our compensation peer group.

See “Employment Arrangements” for a summary description of the compensation arrangement for Mr. Lynch and our other named executive officers.

The Company’s target, weightings, achievement percentage and resulting payout percentage for each of the financial performance metrics were as follows:

($ in millions)	Billings	Adjusted cash EBITDA	Plate Spend
Target	$1,460	$224	$159
Weightings	45%	30%	15%
Results	$1,392	$203	$139
Achievement	95%	91%	87.5%
Payout	81%	64%	140%

The Company’s performance achievement in comparison to the relevant financial targets resulted in a total financial performance-based payout of 76.8% with respect to the 90% weighted financial performance metric-based portion of the 2017 Bonus Plan for the named executive officers participating in the plan.

After consideration of the Board’s review of Mr. Lynch’s performance and Mr. Lynch’s review with the Compensation Committee of the other named executive officers’ performance taking into account the series of executive transitions that occurred during the year as well as the Company’s achievement in

Houghton Mifflin Harcourt Company	2018 Proxy Statement	44

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

comparison to the financial targets set forth above, the actual annual bonus plan payouts as a percentage of NEO target annual bonus plan opportunities under the 2017 Bonus Plan are as follows:

Named Executive Officer	Target Bonus as a Percentage of Annualized Base Salary Paid in 2017	Actual Bonus as a Percentage of 2017 Target Bonus Opportunity
John J. Lynch, Jr.*	125%	86.8%
Joseph P. Abbott, Jr.	100%	86.8%
William F. Bayers	100%	86.8%
Rosamund Else-Mitchell**	85.3%	86.8%
Lee R. Ramsayer	100%	86.8%
L. Gordon Crovitz***	N/A	N/A
Mary J. Cullinane	100%	76.8%

*	Mr. Lynch joined the Company as its President and Chief Executive Officer in April 2017, accordingly his annual bonus plan award for 2017 was prorated for his time serving in the role during the year.

**	Ms. Else-Mitchell was eligible to receive a target bonus opportunity of 75% of her base salary paid through August 3, 2017 and 100% of her base salary paid thereafter through year end.

***	Mr. Crovitz was not eligible to participate in the Company’s 2017 Bonus Plan in light of his interim status as an executive of the Company.

Mr. Crovitz assumed the role of our President and Chief Executive Officer on an interim basis in September 2016 and was eligible to receive a cash bonus equal to 125% of his annual base salary pursuant to his letter agreement, prorated based on his actual time serving in such role. Mr. Crovitz received a bonus of $320,205 for his time served in the role during 2017.

2017 NEO Variable Compensation – Long Term Incentive Plans

2017 LTIP Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2017 LTIP, the committee maintained the overall structure of the prior year plan.

Consistent with the prior year plan, the target long term incentive plan opportunity for our executive leadership team under the 2017 LTIP consisted of an award of RSUs (i) 60% of which was subject to performance-based vesting (“performance-based RSUs”), which vest, if at all, based on the achievement of financial and market objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RSUs”), which vest ratably over three years subject to continued employment.

For our named executive officers participating in the 2017 LTIP Plan, vesting of the 60% weighted performance-based RSUs portion of their total long term incentive plan opportunity is based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and

•	our three-year cumulative TSR relative to that of the other companies in the Russell 2000 Index (50%).

Houghton Mifflin Harcourt Company	2018 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Achievement of the 60% weighted performance-based RSUs is determined as follows:

3-Year Cumulative Billings (50%)			3-Year Cumulative TSR (50%)
Achievement Level	Achievement Percentage (%)	Payout (vesting) Percentage (%)	Achievement Level	Percentile Ranking (Percentile)		Payout (vesting) Percentage (%)
Maximum	110 and Above	150	Maximum	90th and Above		200
Target	100	100	Target	50	th	100
Threshold	80	50	Threshold	30	th	50
	Below 80	0		Below 30	th	0

In setting the 2017 LTIP target for the financial performance metric, the Compensation Committee approved a target that was aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The committee believed that such target would be reasonably achievable with strong performance by the Company.

No payout would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

NEO 2017 LTIP Awards

Each of our named executive officers participating in the 2017 LTIP has a specified target long-term incentive plan opportunity (generally based on the executive’s position and scope of responsibility). In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers, no changes were made to their respective target long term incentive plan opportunities for 2017.

Accordingly, in February 2017 our Compensation Committee / Board approved the following awards of time- and performance-based RSUs under the 2017 LTIP to the named executive officers participating in such plan consistent with their respective target opportunities:

Named Executive Officer	Shares subject to Time-Based RSUs (#)(1)	Shares subject to Performance-Based RSUs at Target Billings Performance (#)(1)(2)	Shares subject to Performance-Based RSUs at Target TSR Performance (#)(2)(3)	Aggregate Award Value Approved for Determining # of Time- and Performance- Based RSUs ($)(4)
John J. Lynch, Jr.	79,638	59,729	46,089	2,200,000
Joseph P. Abbott, Jr.	50,679	38,009	29,330	1,400,000
William F. Bayers	19,910	14,932	11,522	550,000
Rosamund Else-Mitchell	18,100	13,575	10,475	500,000
Lee R. Ramsayer	32,579	24,434	18,855	900,000
L. Gordon Crovitz*	N/A	N/A	N/A	N/A
Mary J. Cullinane(5)	32,579	24,434	18,855	900,000

*	Mr. Crovitz was not eligible to participate in the Company’s 2017 LTIP in light of his interim status as an executive of the Company.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

(1)	The RSUs in this column represent the number of time-based RSUs and the number of the performance-based RSUs tied to Billings granted to our NEOs participating in the 2017 LTIP calculated based on the closing price of our common stock of $11.05 on February 28, 2017 (which was the date of grant of such RSUs for participating NEOs other than Mr. Lynch who was granted such RSUs on May 9, 2017).

(2)	The RSUs in this column have performance-based vesting conditions in addition to service-based vesting conditions and are disclosed at the target number of shares subject to the RSUs based on achievement of target level performance. The maximum number of shares that could be delivered to the executive based on above-target level performance with respect to (i) the three-year cumulative Billings metric is equal to 150% of the target number of shares and (ii) the three-year cumulative TSR metric is equal to 200% of the target number of shares.

(3)	The RSUs in this column represent the number of the performance-based RSUs tied to TSR granted to our NEOs participating in the 2017 LTIP calculated based on a Monte Carlo value of $14.32 on February 28, 2017 (which was the date of grant of such RSUs for participating NEOs other than Mr. Lynch who was granted such RSUs on May 9, 2017).

(4)	Represents the aggregate award value approved by the Compensation Committee / Board for determining the number of time- and performance-based RSUs granted to our NEOs participating in the 2017 LTIP, as discussed below.

(5)	In connection with Ms. Cullinane’s cessation of employment on October 1, 2017, she forfeited 100% of her 2017 LTIP awards in accordance with the terms of her 2017 LTIP award agreements.

Pursuant to his February 2017 offer letter, Mr. Lynch was eligible to participate in the Company’s long-term incentive programs and to receive an award under the 2017 LTIP in the form of (i) time-based RSUs, and (ii) performance-based RSUs with respect to the number of shares of the Company’s common stock having an aggregate fair market value (based on the closing price on the date that such awards were granted to other executives of the Company to put him in an equivalent position as the other executives) of $2,200,000, with the allocation between the types of the awards and the vesting schedules and other terms of the awards generally in accordance with the forms of award agreements for the awards granted to the other executives of the Company.

In setting Mr. Lynch’s target long term incentive bonus plan opportunity in February 2017, the Compensation Committee and Board took into consideration, among other things, his level of experience, internal executive pay equity, the target long term incentive program opportunity of his predecessor and similarly situated executives at companies in our compensation peer group. The Compensation Committee and Board also considered the fact that Mr. Lynch would not likely be in a position to commence employment with the Company until sometime after the 2017 LTIP awards were granted to the other executive leadership team members, and determined that it was important that all members of the executive leadership team have consistent objectives for the three-year performance cycle covered by the 2017 LTIP even though it was uncertain when Mr. Lynch’s employment with the Company would commence. To accomplish this, and put Mr. Lynch in an equivalent position as the other members of the executive leadership team, the Compensation Committee and Board approved Mr. Lynch’s 2017 LTIP award opportunity as having an aggregate fair market value of $2,200,000 on the date of grant of the 2017 LTIP awards for the other executive leadership team members, recognizing, however, that the actual grant date fair value of Mr. Lynch’s awards (as reflected in the accompanying compensation tables), would likely vary, higher or lower, from such approved target award opportunity depending on fluctuations in the Company’s stock price between the grant date for the other executive leadership team members (February 28, 2017) and the eventual grant date of Mr. Lynch’s 2017 LTIP awards (May 9, 2017).

Under the Company’s Equity Grant Policy the grant date for the 2017 LTIP awards for participating NEOs other than Mr. Lynch was February 28, 2017 (representing the third business day following both the date on which the Company first released its earnings information for the reporting period following the Compensation Committee’s approval of such awards (fiscal 2016 year-end earnings release) and, as applicable, the start date of a grantee). Mr. Lynch joined the Company as our President and Chief Executive Officer on April 11, 2017, accordingly under the Company’s Equity Grant Policy the grant date for Mr. Lynch’s 2017 LTIP award was on May 9, 2017 (representing the third business day following the Board’s approval of such award and our first quarter earnings release

Houghton Mifflin Harcourt Company	2018 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

following Mr. Lynch’s start date) at which time the grant date fair value of his 2017 LTIP awards was established for accounting purposes in the amount of approximately $2.6 million.

See “Employment Arrangements” for a summary description of the compensation arrangement for Mr. Lynch and our other named executive officers.

NEO 2015 LTIP Performance-Based Restricted Stock Awards Forfeited

Under the 2015 LTIP, the target long term incentive plan opportunity for our executive leadership team at the time consisted of an award of restricted stock (i) 60% of which was subject to performance-based vesting (“performance-based RS”), which would vest, if at all, based on the achievement of financial objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RS”), which would vest ratably over three years subject to continued employment.

For Messrs. Bayers and Ramsayer and Ms. Cullinane, the only named executive officers who were employees on the date of grant and were eligible to participate in the 2015 LTIP Plan, the 60% weighted performance-based RS portion of their total long term incentive plan opportunity vested based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and

•	our three-year cumulative consolidated Adjusted cash EBITDA (post plate) performance (50%).

Achievement of the 60% weighted performance-based RS would be determined based on achievement levels (from threshold to maximum with corresponding achievement percentages and payout (vesting percentages). No payout (vesting) would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout (vesting percentage) would be capped at the maximum level payout for that metric. Payout (vesting) for achievement between threshold and maximum would be linearly interpolated.

In setting 2015 LTIP targets for the financial performance metrics, the Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The three-year cumulative targets for consolidated Billings and Adjusted cash EBITDA (post plate) set by the committee in February 2015 assumed compounded annual growth rates of 4.8% and 4.5%, respectively, from a very strong 2014 base year. The Compensation Committee believed that such targets would be reasonably achievable with strong performance by the Company.

As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and Adjusted cash EBITDA (post plate) objectives under the 2015 LTIP, the Compensation Committee determined that the awards were not earned and that all of the performance-based RS awards granted under the plan would be forfeited. Accordingly, the number of shares of performance-based RS awarded at maximum level performance to our NEOs under the 2015 LTIP were forfeited as follows: (i) 22,985 shares for Mr. Bayers; (ii) 37,612 shares for Mr. Ramsayer; and (iii) the remaining 28,789 shares for Ms. Cullinane, as 4,644 shares of her 2015 performance-based RS award had been forfeited in connection with the cessation of her employment on October 1, 2017 in accordance with the terms of her 2015 LTIP award agreements.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	48

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2017 NEO Variable Compensation – Other Equity Awards

New Hire Equity Awards

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer. Pursuant to his offer letter, Mr. Lynch was granted a one-time new-hire equity award of (i) 38,610 time-based RSUs having a fair market value of $500,000 on the date of grant (May 9, 2017), which vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in his offer letter) or resignation for good reason (as defined in the Company’s Change in Control Severance Plan (the “Change in Control Severance Plan”), and (ii) options to purchase 604,230 shares of Company common stock having a fair market value of $2,000,000 on the date of grant (May 9, 2017) with a strike price per share of $12.95 reflecting the fair market value of the Company’s common stock on the date of grant, which vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that (a) the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause or resignation for good reason, and (b) following Mr. Lynch’s termination without cause or resignation for good reason, the vested portion of the new hire options shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

In setting Mr. Lynch’s new-hire award value, the Compensation Committee and Board took into consideration, among other things, his level of experience, similarly situated executives at companies in our compensation peer group, the desire to secure his services and provide an incentive to join the Company, and the appropriate level to align his interests with the long-term interests of our stockholders.

Promotional and Retention Equity Awards

Pursuant to the terms of the equity award approved by the Compensation Committee in November 2016, Mr. Bayers was granted an equity award of 9,050 time-based RSUs having a fair market value of $100,000 on the date of grant (February 28, 2017) in recognition of his contributions to the Company and to retain his leadership in connection with the series of high-level executive officer transitions during that year. The award vests in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment.

Pursuant to the terms of the equity award approved by the Compensation Committee in February 2017, Ms. Else-Mitchell was granted an equity award of 22,624 time-based RSUs having a fair market value of $250,000 on the date of grant (February 28, 2017) in recognition of her contributions to the Company and to retain her leadership in connection with the series of high-level executive officer transitions during the prior year. The award vests in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment. In August 2017, Ms. Else-Mitchell was promoted to serve as the Company’s Chief Learning Officer. Pursuant to her letter of promotion and in recognition of her expanded role and responsibilities, Ms. Else-Mitchell was granted a promotional equity award of 11,111 time-based RSUs having a fair market value of $125,000 on the date of grant (August 8, 2017) and a promotional equity award of 2,604 time-based RSUs having a fair market value of $25,000 on the date of grant (November 7, 2017), each of which vests in three equal installments on the first three anniversaries of the date of grant, subject to continued employment.

See the “Grants of Plan-Based Awards For 2017” and “Outstanding Equity Awards at Fiscal Year-End 2017” tables for a more detailed description of each equity award granted to our named executive officers in 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Other Components of the Executive Compensation Program

Employee and Certain Executive Level Benefits

Our executive leadership team and other key employees participate in employee benefit plans generally available to all employees on the same terms, such as our medical and healthcare benefits and our 401(k) plan with a Company matching contribution. We may provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer and supportive of our overall business and human resource strategies.

We provide our executive leadership team with relocation benefits similar to those provided to other eligible employees. The benefits for our executive leadership team include, among other things, travel costs from existing residence, home finding trip, broker assistance, home sale assistance, new residence assistance, temporary living assistance, partner career assistance, reimbursement for transportation, moving expenses and other relocation expenses, in addition to a payment in an amount necessary to cover certain taxes associated with any imputed income arising from such reimbursements. While the company does not otherwise provide tax gross-ups for its executives, it provides a gross-up for relocation benefits for all employees, including our executives, as we believe that it is integral to our ability to attract key talent whose skills enhance the company’s competitive position. If an executive or other key employee departs voluntarily or is terminated for cause within two years following the date of his or her relocation, that executive or other key employee is required to repay such amounts to the Company, up to 100% if such departure is within the first year and on a monthly pro-rated basis if such departure is more than one year but less than two years after the date of relocation. These benefits are designed to enable us to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of highly skilled executives and other key employees.

See the “Summary Compensation Table” for further details on the amounts of these and certain additional grandfathered benefits provided to our named executive officers in 2017.

Severance Arrangements

Our ELT Severance Plan provides enhanced severance benefits for designated members of our executive leadership team in the event of certain involuntary terminations. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Employment Arrangements

The Company has entered into a letter agreement with Mr. Lynch in connection with his appointment as our President and Chief Executive Officer, an employment arrangement with Mr. Crovitz in connection with his services as our interim President and Chief Executive Officer, and employment offer and, as applicable, promotional letters with our other named executive officers.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	50

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Change in Control Protections

Our Change in Control Severance Plan is designed to retain our designated executive leadership team members and other key employees, align their interests with those of our stockholders so that the executives and other key employees can consider transactions that may be in the best interests of our stockholders, and maintain their focus without concern regarding how any such transaction might personally affect them. The Change in Control Severance Plan provides for “double trigger” severance payments and related benefits, which means that both a change in control and a termination of employment without “cause” or for “good reason” (as such terms are defined in the Change in Control Severance Plan) must occur in order for a named executive officer’s severance benefits to be triggered in connection with a change in control. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

Pursuant to Mr. Lynch’s offer letter he is eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the Change in Control Severance Plan and other arrangements.

Protection with Respect to Equity Arrangements

In addition to the change in control protections described above, we also provide our executives and other key employees with certain protections with respect to their equity awards in the event of a change in control. With respect to equity grants made under our 2015 Omnibus Incentive Plan (“2015 OIP”), we do not provide single-trigger equity vesting upon a change of control where the acquiring or successor company assumes or substitutes our outstanding equity awards. With respect to these awards, we provide double-trigger accelerated vesting in the event of certain involuntary terminations within 12 months following a change in control. In addition, in the event a termination without cause occurs after at least one third of the performance period is completed, our performance-based restricted stock award and restricted stock unit award agreements provide for pro-rata vesting on the scheduled vesting date based on the number of months of completed service and actual performance achievement.

In addition to the severance protections described above, (i) Mr. Lynch is entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of his offer letter and award agreements, and (ii) Mr. Abbott is also entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of an amendment to his awards.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the ELT Severance Plan and other arrangements

Executive Compensation Policies, Practices and Guidelines

Equity Award Grant Practices

In accordance with our 2015 OIP, the exercise price of all stock options cannot be less than 100% of the fair value of our common stock on the date of the grant. Options granted under the 2015 OIP are subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee except that the maximum

Houghton Mifflin Harcourt Company	2018 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

term of an option shall generally be no more than ten years after the date of grant. Likewise, the terms and conditions of vesting and expiration of restricted stock and RSUs issued under the 2015 OIP are determined by the Compensation Committee and set forth in the applicable award agreement.

Generally, the Company grants equity awards to employees annually during the first quarter of the Company’s fiscal year, for which the grant date is the business day that is three business days following the date on which the Company releases its fiscal year-end earnings information following the related approval. From time to time, the Company grants awards to employees outside of the annual grant cycle for various reasons (e.g., promotion, recognition and retention), for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following the related award approval (and start date, as applicable). From time to time, the Company also grants awards to newly hired employees as an incentive to join the Company, for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following both the new hire’s first day of employment and the related award approval.

Stock Ownership Guidelines

Our Stock Ownership Policy for our executive leadership team and the Company’s non-employee directors requires each covered person to hold a minimum ownership interest in the Company within a specified period of time equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors) as follows:

Covered Person	Ownership Level
Chief Executive Officer:	5x annual base salary
Chief Financial Officer:	4x annual base salary
Other covered employees:	3x annual base salary
Non-employee directors:	3x annual cash retainer

When a covered person has not met the minimum ownership interest with the specified period of time, that covered person may not transact in the Company’s securities until such ownership interest is met.

Hedging and Pledging

Our Securities Trading Policy prohibits, among other things, our directors and executive officers from hedging the economic risk associated with the ownership of our common stock and pledging our common stock after the date the policy was adopted. None of our directors or executive officers is engaged in any hedging or pledging transaction involving shares of our common stock.

Clawback Policy

Our Clawback Policy allows us to recoup certain excess incentive compensation of certain of our current and former executives and other key employees if erroneously awarded, earned or vested on or after February 17, 2017 during the three completed fiscal years immediately preceding the date on which the Company is subsequently required to prepare a restatement or otherwise concludes to do so based on the achievement of financial results that are the subject of such restatement. While recoupment is not limited to individuals engaged in any misconduct, misconduct may be taken into account under the Compensation Committee’s discretionary powers under the policy. The Company will not indemnify any executive for any amounts that have been recouped pursuant to the Clawback Policy.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	52

COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

In addition, awards under our 2012 Management Incentive Plan (“2012 MIP”) and 2015 OIP are subject to clawback and/or forfeiture in the event that recoupment is required by Company policy and/or applicable law. Further, our annual cash incentive plan provides that if, in their sole discretion, the plan administrators determine that during a participant’s employment with the Company or its business units, the participant has violated the Company’s Code of Conduct or any other Company policy, committed any unlawful or criminal act of moral turpitude, perpetrated a fraud upon the Company, or competed or made preparations to compete with the Company, any bonus under the plan shall be forfeited.

No Excise Tax Gross-Ups

We do not provide “gross-ups” for any taxes that might be imposed on an executive with respect to payments in connection with a change in control pursuant to Section 4999 (“golden parachute taxes”) or non-compliant deferred compensation arrangements subject to Section 409A of the Code.

Impact of Tax Considerations

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limited to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to each of its CEO and three other named executive officers (other than the CFO), unless such compensation was performance-based as determined under the Section 162(m) regulations. In connection with making fiscal 2017 compensation decisions, the Compensation Committee considered the effect of Section 162(m) and sought to structure certain elements of the compensation program as performance-based compensation which would be exempted from the $1 million limit.

Under the Tax Act, the performance-based compensation exception has been repealed, subject to certain transition rules. In addition, the Section 162(m) deduction limitation now applies to anyone serving as the chief executive officer or chief financial officer at any time during the tax year and the top three other most highly compensated officers serving on the last day of the tax year. The new rules generally apply to taxable years beginning after December 31, 2017 but do not apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, subject to the transition relief.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	53

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and based on this review and discussion, has recommended to the Board that it be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee Members
John R. McKernan Jr. (Chair)
Daniel Allen
Lawrence K. Fish
John F. Killian
Tracey D. Weber

Houghton Mifflin Harcourt Company	2018 Proxy Statement	54

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

The Compensation Committee discussed with members of management our risk assessment of the Company’s compensation programs and policies, which focused on potential design risks of our incentive compensation programs and mitigating features of our compensation programs and related policies.

As part of this assessment, we considered such factors as the mix of fixed and variable compensation, the mix of short- and long-term incentive compensation and the mix of short- and long-term performance-based compensation within our compensation programs. With respect to variable and incentive compensation, we considered the mix of award types, performance measures used, measurement and vesting periods, payout scales, ability to exercise discretion, thresholds and caps. We also considered our governance practices and other risk mitigating policies such as our Code of Conduct, Corporate Governance Guidelines, internal controls, stock ownership guidelines, hedging and pledging policies, forfeiture provisions and our ability to apply clawbacks to awards to the extent required by Company policy or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or Nasdaq rules).

Based on the foregoing, the Compensation Committee does not believe that our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	55

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation earned by our named executive officers during the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
John J. Lynch, Jr.*
President and CEO(6)	2017	619,615	—	3,077,254	2,000,000	672,217	101,030	6,470,116
Joseph P. Abbott, Jr.
Executive Vice	2017	520,000	250,000	1,400,000	—	451,316	51,700	2,673,016
President/CFO	2016	400,000	—	500,000	2,000,000	40,000	64,784	3,004,784
William F. Bayers
Executive Vice	2017	450,000	125,000	650,000	—	390,562	23,479	1,639,041
President/ General	2016	401,924	—	550,000	—	40,192	24,862	1,016,978
Counsel	2015	400,000	50,000	549,996	—	88,043	25,179	1,113,218
Rosamund Else-Mitchell
Executive Vice	2017	525,000	125,000	900,000	—	388,556	8,050	1,946,606
President/Chief
Learning Officer(6)
Lee R. Ramsayer
Executive Vice	2017	500,000	250,000	900,000	—	433,958	7,950	2,091,908
President/Global	2016	490,000	—	900,013	—	49,000	8,092	1,447,105
Sales	2015	424,231	75,000	899,998	—	111,045	7,800	1,518,074
L. Gordon Crovitz*
Former Interim	2017	352,703	320,205	85,005	—	—	—	757,913
President and CEO	2016	317,962	323,408	1,020,002	—	—	8,128	1,669,500
Mary J. Cullinane(7)
Former Executive Vice	2017	394,231	250,000	900,000	—	302,736	372,619	2,219,586
President/Chief	2016	479,808	—	900,013	—	47,981	10,045	1,437,847
Content Officer	2015	397,692	—	800,000	—	88,043	9,960	1,295,695

*	Mr. Lynch joined the Company as our President and Chief Executive Officer effective April 11, 2017. In connection with Mr. Lynch’s assumption of the role, Mr. Corvitz, a member of our Board who served as our interim President and Chief Executive Officer since September 22, 2016, ceased serving in the interim role effective April 10, 2017.

(1)	For Mr. Lynch, this figure represents the salary paid to him from April 11, 2017 through the end of the year. For Mr. Crovitz, this figure represents the salary paid to him in respect of his service as our interim President and Chief Executive Officer ($291,288) until April 11, 2017 and the cash portion of the fees for his service as a Board and committee member ($61,415) after he ceased serving as an executive of the Company. For Ms. Cullinane, this figure represents the salary paid to her until October 1, 2017 when she ceased being employed by the Company.

(2)	For Messrs. Abbott, Bayers and Ramsayer and Mses. Else-Mitchell and Cullinane, these figures for 2017 represent the payment of the first installment of the retention bonus in September 2017. For Mr. Crovitz, these figures represent the prorated portion of his bonus paid to him in two installments pursuant to his letter agreement for the period of his service as our interim President and Chief Executive Officer during 2016 and 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	56

EXECUTIVE COMPENSATION - (Continued)

(3)	Represents the aggregate grant date fair value of stock options, RSUs and performance-based RSUs, restricted stock and performance-based restricted stock, as applicable, granted during the fiscal years ended December 31, 2017, 2016 and 2015 in accordance with the FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the time-based RSUs and the portion of the performance-based RSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the performance-based RSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These values do not correspond to the actual values that may be realized by our named executive officers for these awards and the grant date fair value of the performance-based RSUs awards assume target performance is achieved. However, assuming the highest level of performance is achieved with respect to the applicable performance metrics, the maximum possible value of the performance-based RSUs awards granted to applicable named executive officers in 2017, using the grant date fair value, is as follows for Mr. Lynch, $2,705,139; Mr. Abbott, $1,470,010; Mr. Bayers, $577,488; Ms. Else-Mitchell, $525,010; Mr. Ramsayer, $945,001; and Ms. Cullinane, $945,001.

For Mr. Lynch, these amounts also include the grant date fair value of (i) the 38,610 new-hire time-based RSUs he received in connection with his appointment as our President and CEO ($500,000) and (ii) the new-hire options to purchase 604,230 shares of Company common stock he received in connection with his appointment as our President and CEO ($2,000,000). For Mr. Bayers, this amount for 2017 includes the grant date fair value of the 9,050 time-based RSUs he received in recognition of his contribution to the Company and for retention of his leadership following a series of high-level executive transitions ($100,000). For Ms. Else-Mitchell, this amount for 2017 include the grant date fair value of (i) the 22,624 time-based RSUs she received in recognition of her contributions to the Company and for retention of her leadership following a series of high-level executive transitions ($250,000) and (ii) the 13,715 time-based RSUs she received in connection with her promotion to Chief Learning Officer ($150,000). For Mr. Crovitz, this amount for 2017 is the grant date fair value of the 6,883 time-based RSUs he received in respect of the portion of his fees for his service on the Board for the current term after he ceased serving as our interim President and Chief Executive Officer ($85,005).

(4)	Represents annual cash bonus awards under our annual bonus plans in respect of the year indicated, although the awards were actually paid in the following year. For Mr. Lynch, this figure represents a prorated amount for his service from April 11, 2017 through the end of the year. For Ms. Cullinane, this figure represents a prorated amount for her service until October 1, 2017 when she ceased being employed by the Company.

(5)	For Mr. Lynch, this amount reflects relocation expenses ($28,149), tax gross up for relocation expenses ($8,220) and reimbursement of legal fees in connection with his appointment ($64,661). For Mr. Abbott, this amount for 2017 represents relocation expenses ($36,360), tax gross up for relocation expenses ($9,540) and employer matching contributions to our 401(k) plan ($5,800). For Mr. Bayers, this amount for 2017 represents payment of life insurance premiums under a frozen program ($12,279), parking under a frozen program ($3,180), bike share ($70) and employer matching contributions to our 401(k) plan ($7,950). For Ms. Else-Mitchell, this amount for 2017 represents bike share ($100) and employer matching contributions to our 401(k) plan ($7,950). For Mr. Ramsayer, this amount for 2017 represents employer matching contributions to our 401(k) plan ($7,950). For Ms. Cullinane, this amount for 2017 represents severance payments ($105,769), outplacement services ($6,250), payment of the second installment of her retention bonus ($250,000), parking under a frozen program ($2,650) and employer matching contributions to our 401(k) plan ($7,950).

(6)	Mr. Lynch and Ms. Else-Mitchell were not named executive officers in the years ended December 31, 2016 or 2015, as such we have reported their compensation only for 2017. Mr. Abbott and Mr. Crovitz were not named executive offices in the year ended December 31, 2015, as such we have reported their compensation only for 2016 and 2017.

(7)	Ms. Cullinane ceased serving as our Chief Content Officer and Executive Vice President, Product Planning, Development and Marketing effective October 1, 2017. In connection with her cessation of employment, pursuant to the applicable award agreements, 50,149 unvested time-based RSUs and 88,278 performance-based RSUs were forfeited. With only a prorated portion of her 2016 performance-based RSU award and 2015 performance-based restricted stock award remaining outstanding and eligible to vest based on achievement of the applicable performance metrics at December 31, 2017, the maximum possible payout to Ms. Cullinane in respect of such remaining portion of her 2016 LTIP award and 2015 LTIP award is significantly less than the value on the grant date as noted in the stock award column and if the applicable performance thresholds for the remaining outstanding portion of such awards are not achieved, then such awards will be forfeited without any payment in respect thereof.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	57

EXECUTIVE COMPENSATION - (Continued)

Grants of Plan-Based Awards in 2017

The following table details information regarding grants of plan-based awards in 2017 to our named executive officers:

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
John J. Lynch, Jr.	—	—	—	774,519	1,130,798	—	—	—	—	—	—	—
	2/9/17	5/9/17	—	—	—	—	—	—	38,610	—	—	500,000
	2/18/17	5/9/17	—	—	—	—	—	—	79,638	—	—	1,031,312
	2/18/17	5/9/17	—	—	—	52,909	105,818	181,772	—	—	—	1,545,942
	2/9/17	5/9/17	—	—	—	—	—	—	—	604,230	12.95	2,000,000
Joseph P. Abbott, Jr.	—	—	—	520,000	759,200	—	—	—	—	—	—	—
	2/17/17	2/28/17	—	—	—	—	—	—	50,679	—	—	560,000
	2/17/17	2/28/17	—	—	—	33,670	67,339	115,674	—	—	—	840,000
William F. Bayers	—	—	—	450,000	657,000	—	—	—	—	—	—	—
	11/1516	2/28/17	—	—	—	—	—	—	9,050	—	—	100,000
	2/17/17	2/28/17	—	—	—	—	—	—	19,910	—	—	220,000
	2/17/17	2/28/17	—	—	—	13,227	26,454	45,442	—	—	—	330,000
Rosamund Else-Mitchell	—	—	—	500,000	730,000	—	—	—	—	—	—	—
	2/17/17	2/28/17	—	—	—	—	—	—	22,624	—	—	250,000
	2/17/17	2/28/17	—	—	—	—	—	—	18,100	—	—	200,000
	2/17/17	2/28/17	—	—	—	12,025	24,050	41,313	—	—	—	300,000
	7/24/17	8/8/17	—	—	—	—	—	—	11,111	—	—	125,000
	8/14/17	11/7/17	—	—	—	—	—	—	2,604	—	—	25,000
Lee R. Ramsayer	—	—	—	500,000	730,000	—	—	—	—	—	—	—
	2/17/17	2/28/17	—	—	—	—	—	—	32,579	—	—	360,000
	2/17/17	2/28/17	—	—	—	21,645	43,289	74,361	—	—	—	540,000
L. Gordon Crovitz	5/31/17	5/31/17	—	—	—	—	—	—	6,883	—	—	85,005
Mary J. Cullinane(5)	—	—	—	500,000	730,000	—	—	—	—	—	—	—
	2/17/17	2/28/17	—	—	—	—	—	—	32,579	—	—	360,000
	2/17/17	2/28/17	—	—	—	21,645	43,289	74,361	—	—	—	540,000

(1)	The amounts in these columns reflect target and maximum payouts under the 2017 Bonus Plan. There is no threshold-level payout under the 2017 Bonus Plan. The maximum possible payout under the 2017 Bonus Plan is 146% of the target payout, representing 140% of the target payout based on Company performance metrics (90% of target) and 200% of the target payout based on individual performance objectives (10% of target). The actual amount earned by each named executive officer under the 2017 Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For a description of the material terms of these awards and additional information about our 2017 Bonus Plan, including a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis—2017 Named Executive Officer Compensation—2017 Named Executive Officer Variable Compensation—Annual Bonus Plan.”

(2)	The performance-based restricted stock unit awards cliff vest on the later of (i) the third anniversary of the grant date (February 28, 2020) and (ii) the date the Compensation Committee certifies the achievement level for the applicable performance metrics; provided that, if the applicable performance thresholds are not met, such awards will be forfeited. The amounts in these columns reflect the threshold, target and maximum number of shares that could be issued under the performance-based restricted stock unit award agreements. The maximum possible number of shares that could be issued is 150% of the target number of shares based on achievement of the Billings metric component and 200% of the target number of shares based on achievement of the TSR metric.

(3)	The time-based restricted stock unit awards vest in equal increments on each of the first three anniversaries of the grant date, generally subject to continued employment. The stock options vest in equal increments on each of the first four anniversaries of the grant date, generally subject to continued employment. For Mr. Crovitz this represents the time-based RSUs he received in respect of the portion of his fees for his service on the Board for the current term after he ceased serving as our interim President and Chief Executive Officer.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	58

EXECUTIVE COMPENSATION - (Continued)

(4)	Represents the aggregate grant date fair value of the awards of RSUs and stock options granted in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the time-based RSUs and portion of the performance-based RSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the performance-based RSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These values do not correspond to the actual values that may be realized by our named executive officers for these awards which are tied to performance and awards may be earned higher or lower than target.

(5)	In connection with Ms. Cullinane’s cessation of employment on October 1, 2017, pursuant to her 2017 LTIP award agreements, 32,579 unvested time-based RSUs and 43,289 performance-based RSUs (at target) were forfeited.

Employment Arrangements

We have entered into employment offer and promotion letters with our named executive officers, other than Mr. Crovitz with whom we entered into an employment arrangement in connection with his serving as our interim President and CEO. For a description of the severance benefits each executive officer is entitled to receive upon a termination of employment pursuant to the terms of his or her offer letter or employment arrangement, please see “—Potential Post-Employment Payments Upon Termination or Change in Control.” Each of our named executive officers, other than Mr. Crovitz due to his interim status as an executive of the Company and Mr. Bayers, has also executed confidentiality and non-competition agreements. Such confidentiality and non-competition agreements contain a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his or her employment and for one year thereafter (six months for Ms. Else-Mitchell’s non-compete and non-solicitation of customers), as well as non-disparagement, confidentiality and intellectual property provisions. Mr. Bayers is subject to confidentiality and intellectual property covenants.

John J. Lynch, Jr.

We entered into an offer letter with Mr. Lynch on February 10, 2017, pursuant to which he commenced service as our President and Chief Executive Officer effective April 11, 2017. Pursuant to his offer letter, Mr. Lynch is entitled to an annual base salary of $900,000 and is eligible to participate in the Company’s annual bonus plan with a target opportunity equal to 125% of his base salary.

Mr. Lynch received a one-time new-hire equity award of (i) 38,610 time-based RSUs having a fair market value of $500,000 on the date of grant (May 9, 2017), which vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without “cause” (as defined in his offer letter) or resignation for “good reason” (as defined in the Company’s Change in Control Severance Plan (“Change in Control Severance Plan”)) and (ii) options to purchase 604,230 shares of Company common stock having a grant date fair value value of $2,000,000 on the date of grant with an exercise price per share of $12.95 reflecting the fair market value of the Company’s common stock on the date of grant (May 9, 2017), which vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause or resignation for good reason and shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

Mr. Lynch is eligible to participate in the Company’s long-term incentive programs and, pursuant to his offer letter, received an award under the 2017 LTIP in the form of (i) time-based RSUs and (ii) performance-based RSUs with respect to the number of shares of the Company’s common stock having an aggregate fair market value (based on the closing price on the date that such awards were

Houghton Mifflin Harcourt Company	2018 Proxy Statement	59

EXECUTIVE COMPENSATION - (Continued)

granted to other executives of the Company) of $2,200,000, with the allocation between the types of the awards and the vesting schedules and other terms of the awards generally in accordance with the forms of award agreements for such awards that are granted to other executives of the Company.

Pursuant to his offer letter, Mr. Lynch is eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter, and in lieu of participating in the ELT Severance Plan, he is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter. Mr. Lynch is entitled to four weeks of vacation per year. He also is entitled to relocation benefits in accordance with our relocation policy and reimbursement of reasonable legal fees in connection with his appointment, which totaled $64,661.

Joseph P. Abbott, Jr.

We entered into an offer letter with Mr. Abbott, dated as of March 10, 2016, pursuant to which he commenced service as our Executive Vice President and Chief Financial Officer, effective as of March 14, 2016. Mr. Abbott is entitled to an annual base salary of $520,000 and is eligible to participate in the Company’s annual bonus plan with a target amount equal to 100% of his annual base salary. In May 2016, Mr. Abbott received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $500,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) options to purchase Company common stock having a grant date fair value of $2,000,000 with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Such new-hire equity grants were amended in 2016 to provide that in the event that Mr. Abbott is involuntarily terminated by the Company other than for “cause” (as defined in the 2015 OIP) such awards would vest in full and the exercisability with respect to the stock options was extended to continue through December 31, 2020. The Compensation Committee approved such changes in recognition of Mr. Abbott’s contributions to the Company and to ensure the retention of his leadership in connection with the departure of our then President and CEO, Linda K. Zecher. Mr. Abbott is also eligible to receive future long-term incentive awards in accordance with the Company’s long-term incentive plans as may exist from time to time. Pursuant to his offer letter, Mr. Abbott is eligible to participate in our Change in Control Severance Plan and ELT Severance Plan as a Tier 1 Employee, as such term is separately defined in each plan, respectively. Mr. Abbott is also entitled to relocation benefits per our relocation policy, which was modified by his offer letter to extend the temporary housing assistance prior to any relocation for up to 12 months.

William F. Bayers

We entered into an offer letter with Mr. Bayers on April 10, 2007, with an effective date of April 12, 2007. His employment may be terminated by us or by Mr. Bayers, at any time, with or without cause. Mr. Bayers is currently entitled to receive an annual base salary of $450,000, and is eligible for an annual target bonus of 100% of his base salary. Mr. Bayers is entitled to four weeks of vacation per year. He also is entitled to prior service credit for purposes of eligibility under the Company’s post-retirement medical plan.

Rosamund Else-Mitchell

We entered into an offer letter with Ms. Else-Mitchell on April 22, 2015, with an effective date of June 1, 2015, in connection with our acquisition of Scholastic’s Education Technology and Services business. Her employment may be terminated by us or by Ms. Else-Mitchell, at any time, with or without cause. Pursuant to her offer letter, Ms. Else-Mitchell (i) is entitled to receive an annual base

Houghton Mifflin Harcourt Company	2018 Proxy Statement	60

EXECUTIVE COMPENSATION - (Continued)

salary of $525,000, and (ii) in order to retain her leadership following the acquisition, received a one-time grant of time-based vesting RSUs having a fair market value of $150,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and options to purchase 20,000 shares of Company common stock with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Ms. Else-Mitchell is eligible to participate in our annual bonus plans and our long-term equity incentive program. On August 27, 2015, we entered into a promotion letter with Ms. Else-Mitchell, with an effective date of October 1, 2015, pursuant to which her target annual bonus plan opportunity was increased from 50% to 75% of her base salary, and on August 2, 2017, we entered into another promotion letter with Ms. Else-Mitchell, with an effective date of August 4, 2017, pursuant to which her target annual bonus opportunity was increased from 75% to 100% of her base salary, prorated for applicable target opportunity percentage during the year. Pursuant to her August 2017 promotion letter, Ms. Else-Mitchell was granted a promotional equity award of 11,111 time-based RSUs having a fair market value of $125,000 on the date of grant and a promotional equity award of 2,604 time-based RSUs having a fair market value of $25,000 on the date of grant, each of which vests in three equal installments on the first three anniversaries of the date of grant, subject to continued employment. Ms. Else-Mitchell is entitled to four weeks of vacation per year.

Lee R. Ramsayer

We entered into an offer letter with Mr. Ramsayer on January 25, 2012, with an effective date of February 13, 2012. His employment may be terminated by us or by Mr. Ramsayer, at any time, with or without cause. Mr. Ramsayer is currently entitled to receive an annual base salary of $500,000, is eligible to participate in our annual bonus plans with a target annual bonus equal to 100% of his base salary and is eligible to participate in our long-term equity incentive program. Mr. Ramsayer is entitled to four weeks of vacation per year.

L. Gordon Crovitz

On September 22, 2016, Mr. Crovitz, one of the Company’s directors, was appointed to serve as the Company’s President and Chief Executive Officer on an interim basis, until a permanent successor to serve in such role was found. In connection with such appointment, we entered into a letter agreement with Mr. Crovitz, dated as of September 22, 2016, providing for certain additional compensation for his interim services as President and Chief Executive Officer of the Company. Pursuant to his letter agreement, Mr. Crovitz was entitled to receive: (i) a base salary at an annualized rate of $935,000; (ii) an award of time-based RSUs with respect to the number of shares of the Company’s common stock having a fair market value on the date of grant of $935,000 and that vest on the earlier of September 22, 2017 and the date on which he ceases to be our interim President and Chief Executive Officer in connection with the appointment of a successor; (iii) a cash bonus in an amount equal to 125% of his annualized base salary, prorated based on his actual time serving as our interim President and Chief Executive Officer; and (iv) reimbursement of his reasonable lodging and travel expenses, and reasonable attorneys’ fees incurred in connection with his appointment.

Mary J. Cullinane

We entered into an offer letter on October 21, 2011 with Ms. Cullinane, with an effective date of January 2, 2012, pursuant to which her employment could be terminated by us or by Ms. Cullinane, at any time, with or without cause. On May 24, 2017, we entered into a letter agreement with Ms. Cullinane covering certain separation and transition arrangements described below. Ms. Cullinane ceased to be employed as the Company’s Chief Content Officer and EVP, Product

Houghton Mifflin Harcourt Company	2018 Proxy Statement	61

EXECUTIVE COMPENSATION - (Continued)

Planning, Development and Marketing on October 1, 2017. During her employment with the Company in 2017, Ms. Cullinane was entitled to receive an annual base salary of $500,000, was eligible to participate in our 2017 Bonus Plan with a target annual bonus equal to 100% percent of her base salary and was eligible to participate in our long-term equity incentive program. Ms. Cullinane was entitled to four weeks of vacation per year.

In connection with our planned reorganization of the existing product planning, development and marketing function under Ms. Cullinane into three separate but complementary functions focused on core curriculum, supplemental and intervention solutions, and marketing, we entered into a letter agreement with Ms. Cullinane on May 24, 2017 covering certain separation and transition arrangements. The letter agreement provided that Ms. Cullinane would be expected to remain with the Company in her then current capacity until such time as one or more designated successor(s) to her roles commenced employment with the Company (the “transition date”). In the event that the transition date was on or before July 24, 2017, Ms. Cullinane would be expected to remain an employee of the Company serving as a senior advisor through and including July 25, 2017, with the later of the transition date and July 25, 2017 being the “separation date”. The letter agreement also (i) confirmed that, subject to her continued employment and performance of her duties through the separation date, Ms. Cullinane’s departure would be treated as a termination “without cause” under the ELT Severance Plan and otherwise; and (ii) provided that in the event that the Company terminates Ms. Cullinane’s employment prior to the separation date other than for “cause” (as defined in ELT Severance Plan), the remaining unvested portion of the outstanding stock option award granted to Ms. Cullinane on July 24, 2013 shall fully vest upon such termination of employment.

On October 1, 2017, Ms. Cullinane ceased to be employed as the Company’s Chief Content Officer and EVP, Product Planning, Development and Marketing and in connection therewith she received severance benefits in accordance with the ELT Severance Plan (which is described in “— Potential Post-Employment Payments Upon Termination or Change in Control — ELT Severance Plan”), as confirmed in the letter agreement that we entered into with Ms. Cullinane on October 1, 2017. Such letter agreement also acknowledged that there were no modifications to the existing terms and conditions, and the rights of Ms. Cullinane to or under, her retention bonus and equity awards and reaffirmed her post-employment obligations to the Company.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	62

EXECUTIVE COMPENSATION - (Continued)

Outstanding Equity Awards at Year-End 2017

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
John L. Lynch, Jr.	—	604,230	12.95	5/9/2024	118,248	1,099,706	82,774	769,794
Joseph P. Abbott, Jr.	117,957	353,873	18.57	5/9/2023	68,629	638,250	52,674	489,868
William F. Bayers	282,470	—	12.50	6/22/2019	40,104	372,967	36,379	338,329
Rosamund Else-Mitchell	13,334	6,666	22.80	8/11/2022	63,446	590,048	25,611	238,178
Lee R. Ramsayer	343,100	—	12.50	11/7/2019	50,813	472,561	59,531	553,637
	215,614	—	12.50	1/30/2020	—	—	—	—
L. Gordon Crovitz(6)	—	—	—	—	6,883	64,012	—	—
Mary J. Cullinane(7)	213,099	—	13.48	7/25/2020	—	—	16,740	155,685

(1)	All of our options generally vest in equal installments on each of the first four anniversaries of the applicable date of grant which were as follows: Mr. Lynch on May 9, 2017; Mr. Abbott on May 9, 2016; Mr. Bayers on June 22, 2012; Ms. Else-Mitchell on August 11, 2015; Mr. Ramsayer on November 7, 2012 and January 30, 2013; and Ms. Cullinane on July 25, 2013. Ms. Cullinane’s vested stock options remained outstanding and exercisable for a period of 180 days following her cessation of employment on October 1, 2017 and, to the extent our stock price is not equal to or greater than the exercise price during the remaining exercise period, all such options would be forfeited on March 30, 2018 upon expiration of the exercise period.

(2)	Except with respect to Mr. Crovitz, whose time-based RSUs were issued in respect of fees for his service on the Board after he ceased serving as our interim President and CEO and are discussed below, all of our time-based restricted stock and RSUs generally vest in equal installments on each of the first three anniversaries of the applicable date of grant which were as follows: for Mr. Lynch, May 9, 2017 for his grants of 118,248 RSUs; for Mr. Abbott, May 9, 2016 for his grant of 26,925 RSUs, February 28, 2017 for his grant of 50,679 RSUs; for Mr. Bayers, March 3, 2015 for his grant of 10,945 shares of restricted stock, March 1, 2016 for his grant of 11,242 RSUs and February 28, 2017 for his grants of 28,960 RSUs; for Ms. Else-Mitchell, August 11, 2015 for her grant of 6,579 RSUs, March 1, 2016 for her grant of 10,220 RSUs, February 28, 2017 for her grants of 40,724 RSUs, August 8, 2017 for her grant of 11,111 RSUs and November 7, 2017 for her grant of 2,604 RSUs; and for Mr. Ramsayer, March 3, 2015 for his grant of 17,910 shares of restricted stock, March 1, 2016 for his grant of 18,396 RSUs and February 28, 2017 for his grant of 32,579 RSUs.

(3)	The amounts in this column reflect the fair market value of the unvested time-based RSUs and restricted stock based on the closing stock price of $9.30 on the last trading day in 2017.

(4)

Represents the unvested performance-based restricted stock and performance-based RSU awards at threshold, other than the portion of the unvested performance-based RSUs tied to Billings granted in 2017 which are at target due to the level of Billings achieved in the first year of performance. The performance-based restricted stock awards issued on March 3, 2015 under the 2015 LTIP cliff vest on the later of (i) the third anniversary of the grant date

Houghton Mifflin Harcourt Company	2018 Proxy Statement	63

EXECUTIVE COMPENSATION - (Continued)

(March 3, 2018) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics. As a result of the Company’s below-threshold performance relative to the performance metrics, such restricted stock awards were cancelled. The performance-based RSU awards issued on March 1, 2016 under the 2016 LTIP cliff vest on the later of (i) the third anniversary of the grant date (March 1, 2019) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics. The performance-based RSU awards issued on February 28, 2017 under the 2017 LTIP cliff vest on the later of (i) the third anniversary of the grant date (February 28, 2020) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. Note that for Ms. Cullinane, the amounts reflect only the prorated unvested portion of her 2015 performance-based LTIP award and the prorated portion of her 2016 performance-based LTIP award which remained outstanding as of December 31, 2017 after taking into account the forfeiture of a portion of such performance-based awards in connection with the cessation of her employment on October 1, 2017.

(5)	The amounts in this column reflect the fair market value of the unvested performance-based restricted stock awards and performance-based RSUs at target based on the closing stock price of $9.30 on the last trading day in 2017.

(6)	Represents the 6,883 time-based RSUs issued in May 2017 to Mr. Crovitz in respect of fees for his service on the Board after he ceased serving as our interim President and Chief Executive Officer in April 2017, which will vest on May 31, 2018.

(7)	In connection with Ms. Cullinane’s cessation of employment on October 1, 2017, pursuant to the applicable award agreements, 50,149 unvested time-based RSUs and 88,278 performance-based RSUs were forfeited. While the prorated portion of her 2016 performance-based RSU award remaining outstanding and eligible to vest based on achievement of the applicable performance metrics, if the applicable performance thresholds for the remaining outstanding portion of such awards are not achieved, then such awards will be forfeited without any payment in respect thereof. As a result of the Company’s below-threshold performance relative to the performance metrics, the portion of her 2015 performance-based restricted stock award was cancelled.

Option Exercises and Stock Vested During 2017

The following table provides additional information regarding our named executive officers’ stock option exercises and restricted stock and RSU vesting during 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John J. Lynch, Jr.	—	—	—	—
Joseph P. Abbott, Jr.	—	—	8,975	116,226
William F. Bayers	—	—	7,915	85,579
Rosamund Else-Mitchell	—	—	5,599	61,918
Lee R. Ramsayer	—	—	12,535	135,328
L. Gordon Crovitz (2)	—	—	93,441	1,008,044
Mary J. Cullinane	—	—	11,872	128,334

(1)	The amounts in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

(2)	The amounts for Mr. Crovitz relate to 91,220 time-based RSUs granted to him as compensation for his service as the Company’s interim President and Chief Executive Officer and 2,221 of the 4,942 time-based RSUs he was granted in respect of the portion of his fees for service on the Board for the prior term before and after he ceased serving as an interim executive of the Company; Mr. Crovitz elected to defer receipt of such vested shares under our Deferred Compensation Program.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	64

EXECUTIVE COMPENSATION - (Continued)

Potential Post-Employment Payments Upon Termination or Change in Control

Change in Control Severance Plan

We maintain our Change in Control Severance Plan to help retain executives and other key employees by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and our stockholders. The plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits only on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain executive and other key leadership upon a change in control.

All of our named executive officers (other than Mr. Crovitz) are, or while they were employed by the Company were, eligible to participate in the Change in Control Severance Plan. Under this plan, if the executive’s employment is (i) terminated by us other than for “cause” (as defined in the 2012 Management Incentive Plan (“2012 MIP”) other than for Mr. Lynch, for whom the definition of “cause” is defined in his offer letter) and other than due to death or disability, or (ii) if the executive resigns for “good reason,” in either case, within two years after a “change in control” or the period commencing on the date of entry into a definitive agreement or following a public announcement by the Company of a transaction or transactions that would result in a change in control (but not earlier than six months preceding the change in control) (the “Change in Control Protection Period”), then the Company or its successor would be obligated to pay or provide the following benefits upon the employee’s execution of a release of claims:

•	Tier I (applicable for Messrs Lynch and Abbott) — A lump sum cash payment equal to the sum of (i) two times the sum of (a) his or her annual base salary plus (b) his or her target annual bonus, plus (ii) the pro rata portion of the target annual bonus.

•	Tier II (applicable for the other eligible NEOs) — A lump sum cash payment equal to the sum of (i) two times his or her annual base salary, plus (ii) his or her target annual bonus, plus (iii) the pro rata portion of the target annual bonus.

The plan provides for a cutback of severance payments to the safe harbor amount if the payments would be subject to the excise tax imposed by Section 4999 of the Code but only if such reduction would result in a greater net payment to the executive than he or she would have received without such reduction but after paying the excise tax.

The term “good reason” generally means (i) material adverse change in duties or reporting relationship, (ii) reduction in salary or annual bonus opportunity not in connection with an across-the-board reduction for other senior executives of the Company or (iii) forced relocation to a place of employment more than fifty miles from the employee’s place of employment immediately prior to the change in control; provided, however, that no termination of an employee’s employment will constitute a termination for good reason unless (a) the executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for good reason within thirty days after the executive has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice and (c) the effective date of the employee’s termination for good reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting good reason.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	65

EXECUTIVE COMPENSATION - (Continued)

The term “change in control” generally means, unless otherwise provided in any employment agreement between the Company and the applicable employee, the occurrence of any one of the following events:

(i)	any person (as such term is used in Section 13(d) of the Exchange Act) (other than a “permitted holder” (as defined in the Change in Control Severance Plan)), together with its affiliates (other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization, or otherwise;

(ii)	the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d) of the Exchange Act) of persons (other than any permitted holder or their affiliates); or

(iii)	the Company combines with another company if, immediately after such combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company of the combined entity; provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement (each as defined in the Change in Control Severance Plan). In addition, the Board may specifically provide that an event or transaction that would not otherwise qualify as a change in control be treated as a change in control for purposes of the plan.

The term “cause” generally means (i) the executive’s commission or guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either reputational or economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s breach of his or her obligations under any service contract he or she has with the Company or its affiliates or any written Company employment policy, including any code of conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

Pursuant to Mr. Lynch’s offer letter, his participation in the Change in Control Severance Plan at the level of a Tier 1 Employee applies the definition of “cause” set forth in his offer letter in lieu of the definition included in the Change in Control Severance Plan. For purposes of determining eligibility for any benefits under his offer letter, the Change in Control Severance Plan, any equity award agreement or other arrangement between Mr. Lynch and the Company, “cause” means (i) the executive’s guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of material dishonesty in relation to his duties with the Company or its affiliates that causes or is reasonably expected to cause material harm to the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either material reputational or material economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s material breach of his obligations under any service contract he has with the Company or its affiliates or any written Company employment policy, including the

Houghton Mifflin Harcourt Company	2018 Proxy Statement	66

EXECUTIVE COMPENSATION - (Continued)

Company’s formally adopted Code of Conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

ELT Severance Plan

Our ELT Severance Plan provides for enhanced severance protection for eligible executive leadership team members, including Messrs. Abbott, Bayers and Ramsayer and Ms. Else-Mitchell as well as Ms. Cullinane, who ceased to be employed by the Company on October 1, 2017, in the event of certain involuntary terminations. Under the ELT Severance Plan, if the executive’s employment is involuntarily terminated by us for any reason other than for “cause” (as defined in the plan) then the executive would be entitled to (i) severance pay (as further described below), paid in installments in accordance with the executive’s regular payroll schedule and (ii) outplacement benefits for a period of 12 months, subject to the executive’s execution of a severance agreement (which will include a release of claims and other provisions we deem appropriate, including post-employment obligations). Severance pay (a) for Tier I employees, includes 150% of base salary and (b) for Tier II employees, includes 100% of base salary, in each case, in addition to a pro-rated bonus when bonuses are generally paid to active employees.

The term “cause” generally means any of the following, as determined by the Company in its sole discretion: (i) engaging in or threatening to engage in conduct detrimental to the best interests of the Company or an affiliate; (ii) theft, embezzlement, fraud, dishonesty or misappropriation of Company property, or misappropriation of a corporate opportunity of the Company or an affiliate; (iii) use or being under the influence of illegal drugs or alcohol at work, while working or in any manner that interferes with the performance of his or her job duties; (iv) conviction of, a guilty plea to or nolo contendere or equivalent plea to a felony, or if it results in incarceration, a misdemeanor, and/or his or her conviction of, guilty plea to or nolo contendere or equivalent plea to violation of any federal or state securities laws; (v) misconduct or negligence in connection with the performance of his or her duties; (vi) failure to follow the lawful direction of the person or persons to which he or she reports; or (vii) material breach of the the Company’s Code of Conduct or Employee Guide, as amended and in effect from time to time, or any successor or similar code(s), standard(s) or policies of ethics or conduct in effect during employment.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter, which arrangements are described below.

Equity Award Provisions

Pursuant to the 2015 OIP, if a participant’s employment is terminated without “cause” (as defined in the plan, other than due to death or disability) on or within 12 months following a “change in control” (as defined in the plan), we may provide that: except to the extent otherwise provided in an award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between a participant and the Company or an affiliate, all stock options and SARs shall become immediately exercisable in full; and the restricted period, with respect to all of the shares of restricted stock awards and RSUs, shall expire immediately. If the vesting or exercisability of any award is subject to the achievement of performance conditions, the portion of the award that may become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the

Houghton Mifflin Harcourt Company	2018 Proxy Statement	67

EXECUTIVE COMPENSATION - (Continued)

acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

The term “cause” generally means in the case of a particular award, unless the applicable award agreement states otherwise, the Company or an affiliate having “cause” to terminate the participant’s employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the participant and the Company or an affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or any other agreement (or the absence of any definition of “cause” or term of similar import therein), due to the participant’s (A) willful misconduct or gross neglect of the participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an affiliate; (C) failure or refusal to perform the participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an affiliate; (F) misappropriation or misuse of Company or affiliate funds or property or other act of personal dishonesty in connection with the participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether cause exists shall be made by the Compensation Committee in its sole discretion.

The term “change in control” generally means in the case of a particular award, unless the applicable award agreement (or any employment, consulting, change-in-control, severance or other agreement between the participant and the Company or an affiliate) states otherwise, any of the following events:

(i)	the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of the Company’s common stock, including common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates, or by any permitted holder;

(ii)	a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)	the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv)

the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity (other than a permitted holder) that is not an affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity

Houghton Mifflin Harcourt Company	2018 Proxy Statement	68

EXECUTIVE COMPENSATION - (Continued)

that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, and other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

2015 LTIP awards were comprised of 40% time-based restricted stock and 60% performance-based restricted stock, and the 2016 and 2017 LTIP awards were comprised of 40% time-based RSUs and 60% performance-based PSUs. The award agreements for the time-based restricted stock and RSU awards provide that: (i) vesting accelerates if the recipient’s employment is terminated without cause (other than due to death or disability) within 12 months following a change in control (or immediately if the award is not assumed or substituted by the successor) and (ii) if the executive is terminated as a result of death or disability, the award will become fully vested. The award agreements for the performance-based restricted stock and performance-based RSU awards provide that (i) upon a change in control, the performance based-portion of the award will be converted to a service-based award subject to the original vesting schedule with the remaining unvested portion vesting upon a termination within 12 months of the change in control (or immediately if the award is not assumed or substituted by the successor), (ii) if the executive is terminated by the Company due to death or disability following a change in control, the award will immediately fully vest, but prorated to reflect the number of months employed during the three-year vesting period, (iii) if the executive is terminated by the Company other than for cause, within one year following the occurrence of the change in control, the unvested award will become immediately fully vested, (iv) if the executive is terminated without cause after the first anniversary of the grant date, the performance-based award will vest pro rata based on the number of months employed during the three-year vesting period and actual performance during such period, and (v) if the executive is terminated as a result of death or disability, the award will vest pro rata based on target performance if such event occurs more than one year after the date of grant and 6 months prior to the vesting date or based on actual performance if such event occurs thereafter. As a result of the Company’s below-threshold performance relative to its 3-year consolidated Billings and Adjusted cash EBITDA (post plate) metrics under the 2015 LTIP, all of the performance-based restricted stock awards granted under the 2012 MIP were cancelled effective March 3, 2018.

According to the terms of our 2012 MIP, unless otherwise stated in an award agreement, if a named executive officer’s employment is terminated due to their death or disability or for any other reason except by us for “cause” (as defined in the plan), the unvested portion of their equity awards will expire on the date they are terminated. The vested portion of stock option awards will remain exercisable until the earlier of either (i) the expiration of the option period or (ii) 12 months after such termination in the case of termination due to death or disability, 30 days in the case of a voluntary

Houghton Mifflin Harcourt Company	2018 Proxy Statement	69

EXECUTIVE COMPENSATION - (Continued)

resignation, or generally 90 days, but in certain instances 180 days, after any other termination other than termination by us for cause. If we terminate any named executive officer’s employment for cause, both the unvested and vested equity awards will terminate on the same date their employment is terminated.

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer. Pursuant to his offer letter, Mr. Lynch was granted a one-time new-hire equity award of (i) time-based RSUs that vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in his offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (ii) options to purchase shares of Company common stock that vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that (x) the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in the offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (y) following Mr. Lynch’s termination without cause or resignation for good reason, the vested portion of the new hire options shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

In November 2016, in recognition of Mr. Abbott’s contributions to the Company and to retain his leadership in connection with the departure of our then President and Chief Executive Officer, Linda K. Zecher, from the Company, the Compensation Committee approved an amendment to the new-hire RSU award and new-hire stock option award granted to Mr. Abbott on May 9, 2016 (as described above in “— Employment Arrangements — Joseph P. Abbott, Jr.), to provide that, upon an involuntary termination of his employment by the Company other than for “cause” (as defined in the 2015 OIP), any unvested portions of such awards shall become immediately fully vested as of such termination and that Mr. Abbott shall have until December 31, 2020 to exercise such options.

Employment Arrangement for John J. Lynch, Jr.

Subject to execution and non-revocation of a release of claims (substantially in the form set forth in the Change in Control Severance Plan) within sixty (60) days following any termination of Mr. Lynch’s employment by the Company without “cause” (as defined in his offer letter) or as a result of his resignation for “good reason” (as defined in the Change in Control Severance Plan), Mr. Lynch is eligible to receive cash severance pay in an amount equal to the sum of (i) 200% of his then current base salary and (ii) his target bonus, generally with half of such amount payable in equal installments paid over a twelve (12) month period in accordance with the Company’s standard payroll practices and the remaining half of such payment shall be payable in a single lump sum cash payment on the first anniversary of the termination date. In addition, Mr. Lynch will be entitled to a prorated bonus for the year in which such termination occurs based on actual Company and/or individual performance and calculated based on a fraction, the numerator of which is the number of full and partial months completed from the first day of the fiscal year in which such termination occurs through the termination date, and the denominator of which is twelve (12), payable in accordance with the terms of the bonus plan as then in effect for such year.

Termination Payments

The table below sets forth the payments each of our named executive officers (other than Mr. Crovitz and Ms. Cullinane whose actual payments in connection with their cessation of employment during fiscal year 2017 are described below) would have received if their employment had been terminated due to death or disability, by us without cause or by the executive for good reason on December 31, 2017 and there was no change of control. In quantifying potential payments for purposes of this

Houghton Mifflin Harcourt Company	2018 Proxy Statement	70

EXECUTIVE COMPENSATION - (Continued)

disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2017, which was $9.30.

Mr. Crovitz served as our President and CEO on an interim basis from September 22, 2016 to April 11, 2018. He was not entitled to, nor did he receive, any payments or benefits upon his cessation of service as interim President and Chief Executive Officer other than as described in his letter agreement, dated as of September 22, 2016.

In connection with Ms. Cullinane’s cessation of employment on October 1, 2017, she received (i) severance payment of $105,769 in 2017, a pro-rated bonus of $302,736, and out placement services in an amount of $6,250 under the ELT Severance Plan and (ii) payment of the second installment of her retention bonus of $250,000 pursuant to the terms of the retention bonus award letter. Further, in connection with her cessation of employment and pursuant to her applicable award agreements, 50,149 unvested time-based RSUs and 88,278 performance-based RSUs were forfeited. While the prorated portion of her 2016 performance-based RSU award remains outstanding and eligible to vest based on achievement of the applicable performance metrics, if the applicable performance thresholds for the remaining outstanding portion of such awards is not achieved, then such award will be forfeited without any payment in respect thereof. As a result of the Company’s below-threshold performance relative to the performance metrics, the portion of her 2015 performance-based restricted stock award was cancelled.

		Amounts Payable
Name	Benefit	Termination By Us Without Cause ($)		Resignation for Good Reason ($)		Death or Disability ($)
John J. Lynch, Jr.	Cash Severance	3,597,217	(1)	3,597,217	(1)	—
	Equity Acceleration	1,099,706	(2)	359,073	(3)	1,099,706	(2)
Joseph P. Abbott, Jr.	Cash Severance	1,231,316	(4)	—		—
	Retention Bonus	250,000	(5)	—		—
	Equity Acceleration	166,935	(6)	—		166,935	(6)
William F. Bayers	Cash Severance	1,065,562	(4)	—		—
	Retention Bonus	125,000	(5)	—		—
	Equity Acceleration	—		—		602,165	(7)
Rosamund Else-Mitchell	Cash Severance	1,176,056	(4)	—		—
	Retention Bonus	125,000	(5)	—		—
	Equity Acceleration	—		—		667,318	(8)
Lee R. Ramsayer	Cash Severance	1,183,958	(4)	—		—
	Retention Bonus	250,000	(5)	—		—
	Equity Acceleration	—		—		847,620	(9)

(1)	Represents 200% of base salary and target bonus and a prorated bonus for the year of termination in accordance with Mr. Lynch’s offer letter.

(2)	Represents accelerated vesting of Mr. Lynch’s unvested time-based RSUs and stock options, however, all of the stock options had an exercise price in excess of our stock price at the end of the year. Mr. Lynch’s performance-based RSU award granted on May 9, 2017 is forfeited unless such termination is more than one year after the grant date of February 28, 2017, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(3)	Represents accelerated vesting of Mr. Lynch’s new-hire time-based RSUs and stock options, however, all of the stock options had an exercise price in excess of our stock price at the end of the year.

(4)	Represents 150% of base salary and a prorated bonus for the year of termination in accordance with the ELT Severance Plan. The executive is also entitled to 12 months of outplacement benefits thereunder.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	71

EXECUTIVE COMPENSATION - (Continued)

(5)	For Mr. Abbott, Mr. Bayers, Ms. Else-Mitchell and Mr. Ramsayer, represents a retention bonus, the payment of which accelerates upon a termination without cause.

(6)	Represents accelerated vesting of Mr. Abbott’s unvested time-based RSUs and stock options, however, with an exercise price of $18.57, all of the stock options were underwater and without value at the end of the year. The executive’s performance-based RSU award granted on February 28, 2017 is forfeited unless such termination is more than one year after the grant date of February 28, 2017 in which case, a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(7)	Represents accelerated vesting of Mr. Bayers’ unvested time-based RSUs, a pro-rated portion of the executive’s performance-based restricted stock award granted on March 3, 2015 based on assumed target level of achievement and a pro-rated portion of the executive’s performance-based RSUs granted on March 1, 2016 based on assumed target performance level of achievement. The executive’s performance-based RSU award granted on February 28, 2017 is forfeited unless such termination is more than one year after the grant date of February 28, 2017, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(8)	Represents accelerated vesting of Ms. Else-Mitchell’s unvested time-based RSUs and a pro-rated portion of the executive’s performance-based RSUs granted on March 1, 2016 based on assumed target performance level of achievement. The executive’s performance-based RSU award granted on February 28, 2017 is forfeited unless such termination is more than one year after the grant date of February 28, 2017, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(9)	Represents accelerated vesting of Mr. Ramsayer’s unvested time-based RSUs, a pro-rated portion of the executive’s performance-based restricted stock award granted on March 3, 2015 based on assumed target performance level of achievement and a pro-rated portion of the executive’s performance-based RSUs granted on March 1, 2016 based on assumed target performance level of achievement. The executive’s performance-based RSU award granted on February 28, 2017 is forfeited unless such termination is more than one year after the grant date of February 28, 2017, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

Change of Control Termination

The following table sets forth the payments each of our named executive officers (other than Ms. Cullinane and Mr. Crovitz whose actual payments in connection with their cessation of employment during fiscal year 2017 are discussed above) would have received if a change of control occurred, and, following a change of control, their employment had been terminated due to death or disability, by us without cause or by the named executive officer for good reason, in each case on December 31, 2017.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	72

EXECUTIVE COMPENSATION - (Continued)

In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2017, which was $9.30.

		Amounts Payable for Termination in Connection with a Change in Control ($)
Name	Benefit	Termination Without Cause		Resignation for Good Reason		Death, Disability
John J. Lynch, Jr.	Cash Severance	4,722,217	(1)	4,722,217	(1)	—
	Equity Acceleration	2,083,814	(2)	—		1,373,070	(5)
Joseph P. Abbott, Jr.	Cash Severance	2,600,000	(1)	2,600,000	(3)	—
	Retention Bonus	250,000	(3)	—		—
	Equity Acceleration	1,264,502	(2)	—		812,209	(5)
William F. Bayers(9)	Cash Severance	1,800,000	(4)	1,800,000	(3)	—
	Retention Bonus	125,000	(3)	—		—
	Equity Acceleration	910,757	(2)	—		670,504	(5)
Rosamund Else-Mitchell(9)	Cash Severance	2,100,000	(4)	2,100,000	(3)	—
	Retention Bonus	125,000	(3)	—		—
	Equity Acceleration	940,156	(2)	—		729,448	(5)
Lee R. Ramsayer(9)	Cash Severance	2,000,000	(4)	2,000,000	(3)	—
	Retention Bonus	250,000	(3)	—		—
	Equity Acceleration	1,352,599	(2)	—		959,450	(5)

(1)	Represents (i) two times base salary; (ii) 200% of the executive’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.

(2)	Represents accelerated vesting of unvested time-based RSUs and performance-based RSUs, restricted stock and performance-based restricted stock calculated based on target performance. While all outstanding unvested stock options would also vest in such circumstance, all of the stock options were underwater and without value at the end of the year.

(3)	For Mr. Abbott, Mr. Bayers, Ms. Else-Mitchell and Mr. Ramsayer, represents a retention bonus which they will remain eligible to receive on the scheduled payment date in 2018 which is payable upon a termination by the Company without cause (in the absence of a change in control).

(4)	Represents (i) two times base salary; (ii) 100% of the individual’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.

(5)	The 2015, 2016 and 2017 time-based restricted stock and RSUs fully vest on termination due to death or disability, regardless of the occurrence of a change in control, and performance-based RSUs vest pro-rata based on the number of months the executive was employed during the performance period and target performance.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	73

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on total cash compensation paid during the first nine months of 2017 to each of our 4,012 employees (excluding the Chief Executive Officer) as of October 1, 2017 (annualizing in the case of full- and part-time employees who joined the company during 2017 and to adjust for a one-week difference in pay periods for certain members of our workforce and applying October 1, 2017 exchange rates). Because the median employee had anomalous compensation characteristics, we chose a substitute median employee with substantially similar compensation. The annual total compensation of this median employee for 2017 was $74,649. John Lynch, our Chief Executive Officer, assumed that role in April 2017. Accordingly, we annualized Mr. Lynch’s base salary and annual cash bonus, resulting in annual total compensation for 2017 of $7,054,689, which is $584,573 higher than the amount reported in the Summary Compensation Table on page 56. Mr. Lynch’s annual total compensation for 2017 also includes the grant date fair value (in the amount of $2,500,000) of the one-time, new-hire equity awards made to him when he joined the Company as Chief Executive Officer. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 94.5 to 1. Excluding the $2,500,000 grant date fair value for the one-time, new-hire equity awards, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 61 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	74

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, enacted as required by the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Consistent with the results of the advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, which was held during our 2014 Annual Meeting of Stockholders, we have chosen to conduct this advisory vote on an annual basis. Accordingly, the next advisory vote on the compensation of our named executive officers following the Annual Meeting will be held at our 2019 Annual Meeting of Stockholders.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; recognizes and rewards superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible.

We ask that you approve the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables and accompanying narrative disclosures contained herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described under the heading “Compensation Discussion and Analysis” and the related executive compensation tables and accompanying narrative disclosures contained in the Company’s proxy statement for the Company’s 2018 Annual Meeting of Stockholders.”

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this non-binding advisory vote and take the voting results into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	75

AUDIT COMMITTEE REPORT

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor (subject to stockholder ratification) and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in the Audit Committee Charter.

Our management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control over financial reporting and the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.

PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2017, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as PricewaterhouseCoopers LLP’s report related to its audit of: (i) our consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on AS 1301: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company, its employees and agents and the Board.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Audit Committee Members
John F. Killian (Chair)
Lawrence K. Fish
Jill A. Greenthal
E. Rogers Novak, Jr.
Tracey D. Weber

This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	76

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. Representatives from PricewaterhouseCoopers LLP plan to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions.

The following table sets forth the fees billed to the Company by PricewaterhouseCoopers LLP for services rendered by PricewaterhouseCoopers LLP to the Company for each of the last two completed fiscal years:

	2017	2016
Audit Fees(1)	$2,680,408	$2,499,800
Audit-Related Fees(2)	75,000	—
Tax Fees(3)	—	—
All Other Fees(4)	3,600	1,800

Total Fees	$2,759,008	$2,501,600

(1)	Consists of fees paid for professional services necessary to perform an audit of the financial statements, review of the quarterly and annual reports and statutory audits, transaction-related services and other services required to be performed by our independent auditors.

(2)	Consists of fees paid for services that are reasonably related to the performance of the audit or review of our financial statements, including the support of business acquisition and divestiture activities.

(3)	Consists of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.

(4)	Consists of fees paid for licenses to technical accounting research software.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by our independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. During the fiscal years ended December 31, 2017 and December 31, 2016, the Audit Committee approved all fees billed by PricewaterhouseCoopers LLP prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	77

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of March 9, 2018 regarding the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee of the Company; (iii) each named executive officer; and (iv) all of our current executive officers and directors, as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares. As of March 9, 2018, there were a total of 123,397,251 shares of our common stock outstanding, including time-based and performance-based vesting restricted stock. All amounts of performance-based vesting restricted stock are disclosed as outstanding at the maximum payout levels under the applicable award agreements (which assume the highest level of performance under the applicable performance criteria is achieved).

Beneficial ownership includes shares of common stock for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares of common stock that each such person has the right to acquire within 60 days following March 9, 2018, including upon the exercise of options or warrants or the vesting of RSUs. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares of common stock deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following March 9, 2018) in both the numerator and the denominator that are used for such calculation.

Beneficial Ownership of Directors and Officers

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Options(2)	Shares Underlying RSUs(3)	Time- Based Vesting Restricted Stock(4)	Performance- Based Vesting Restricted Stock(5)	Total Shares Beneficially Owned(7)	Percent of Class
Lawrence K. Fish	110,717	—	—	—	—	110,717	*
L. Gordon Crovitz	60,002	—	—	—	—	60,002	*
Jean S. Desravines(6)	—	—	—	—	—	—	—
Jill A. Greenthal	20,657	—	—	—	—	20,657	*
John F. Killian	19,629	—	—	—	—	19,629	*
John R. McKernan, Jr.	24,171	—	—	—	—	24,171	*
E. Rogers Novak, Jr.	18,047	—	—	—	—	18,047	*
Tracey D. Weber	4,944	—	—	—	—	4,944	*
Daniel Allen	—	—	—	—	—	—	—
John J. Lynch, Jr.	18,764	—	—	—	—	18,764	*
Joseph P. Abbott, Jr.	15,378	117,957	—	—	—	133,335	*
William F. Bayers	12,482	282,470	—	5,859	—	300,811	*
Rosamund Else-Mitchell	15,882	13,334	—	—	—	29,216	*
Lee R. Ramsayer	13,254	558,714	—	9,686	—	581,654	*
Mary J. Cullinane	3,788	213,099	—	5,637	—	222,524	*
D&O Group(8)	346,631	972,475	—	15,545	—	1,334,651	1.07%

*	Less than 1%.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	78

SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

(1)	This column represents outstanding shares of common stock (excluding time-based vesting restricted stock and performance-based vesting restricted stock).

(2)	This column represents shares underlying stock options that have vested or will vest within 60 days of March 9, 2018, subject to continued employment with the Company.

(3)	This column represents shares of common stock underlying outstanding time-based vesting RSUs that vest within 60 days of March 9, 2018.

(4)	This column represents shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of March 9, 2018. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares.

(5)	This column represents shares of performance-based vesting restricted stock, all of which are considered issued and outstanding as of March 9, 2018.

(6)	Mr. Desravines was appointed as a director in March 2018 and is entitled to an equity award under the Company’s Non-Employee Director Compensation Program described on page 19, pro-rated for his service as a member during the current term to be granted on May 8, 2018 in accordance with the Company’s Equity Grant Policy.

(7)	Total shares beneficially owned does not include additional vested shares that certain directors have deferred receipt of under our Deferred Compensation Program. For such directors, the number of vested deferred shares and their revised total ownership including such shares are as follows: Mr. Crovitz (2,221 deferred shares, 62,223 total shares); Ms. Greenthal (4,942 deferred shares, 25,599 total shares); and Mr. Novak (4,942 deferred shares, 22,989 total shares).

(8)	Represents a group which includes all current directors, director nominees and executive officers as of March 9, 2018 (19 persons).

Beneficial Ownership of Significant Stockholders

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Warrants(2)	Total Shares Beneficially Owned	Percent of Class
Anchorage Funds(3)	20,511,494	423,604	20,935,098	16.91%
FMR LLC(4)	12,955,484	—	12,955,484	10.50%
The Vanguard Group(5)	8,810,255	—	8,810,255	7.14%
BlackRock, Inc.(6)	6,650,337	—	6,650,337	5.39%

(1)	This column represents outstanding shares of common stock (excluding time-based vesting restricted stock and performance-based vesting restricted stock).

(2)	This column represents shares of common stock underlying outstanding warrants that are currently exercisable. Each warrant is exercisable for two shares of common stock.

(3)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13D/A filed with the SEC on December 22, 2016 by: Anchorage Capital Group, L.L.C.; Anchorage Advisors Management, L.L.C. (“Management”); Kevin M. Ulrich (“Mr. Ulrich”); and Anchorage Capital Master Offshore, Ltd. (“ACMO”) (collectively, the “Anchorage Reporting Persons”). The address of each of the Anchorage Reporting Persons is 610 Broadway, 6th Floor, New York, NY 10012. Includes shares of common stock held for the accounts of ACMO, Anchorage Illiquid Opportunities Offshore Master III, L.P. (“AIOOM III”) and PCI Fund LLC (“PCI Fund”) (collectively, the “Anchorage Funds”). Anchorage Capital Group, L.L.C. is the investment advisor to the Anchorage Funds. Management is the sole managing member of Anchorage Capital Group, L.L.C. Mr. Ulrich is the Chief Executive Officer of Anchorage Capital Group, L.L.C. and the senior managing member of Management.

(4)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

According to the Schedule 13G/A, Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC.

Members of Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting

Houghton Mifflin Harcourt Company	2018 Proxy Statement	79

SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”) to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which our equity securities were authorized for issuance as of December 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders(4)	5,599,264	$13.45	8,063,673
Equity compensation plans not approved by security holders	—	—	—

Total	5,599,264	$13.45	8,063,673

(1)	This column includes (as of December 31, 2017): (i) 3,771,348 shares of common stock issuable pursuant to outstanding employee stock option awards, with a weighted-average exercise price of $13.45; and (ii) 1,827,916 shares of common stock issuable pursuant to outstanding RSU awards. This column does not include any restricted stock awards or shares issuable pursuant to our Employee Stock Purchase Plan.

(2)	This column reflects the calculation of the weighted-average exercise price of the securities included in column (a), except that this column excludes RSU awards because there is no exercise price associated with the vesting of such awards.

(3)	Under the Company’s Employee Stock Purchase Plan, 1,300,000 shares of common stock were originally reserved for issuance. This column includes the remaining 897,029 shares of common stock reserved for issuance under the plan after giving effect to purchases and deliveries thereunder as of December 31, 2017.

(4)	In 2012, as a result of the Company’s Pre-Packaged Chapter 11 Plan of Reorganization, the Company adopted the 2012 MIP, which became effective upon emergence from bankruptcy proceedings. In 2015, the Company adopted the 2015 Omnibus Incentive Plan and the Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, officers (as defined thereunder) and persons who own more than 10% of our common stock to file reports of ownership and changes thereto on Forms 3, 4 and 5 with the SEC. Such directors, officers and stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms that they file. Based on a review of the

Houghton Mifflin Harcourt Company	2018 Proxy Statement	80

SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

filings and written representations of such persons, we believe that all of our directors, officers and greater than 10% beneficial owners complied with the filing requirements applicable to them in the fiscal year ended December 31, 2017.

Stockholder Proposals and Nominations for the 2019 Annual Meeting

From time to time, stockholders present proposals, which may be proper subjects for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. We must receive stockholder proposals intended to be included in the 2019 proxy statement no later than November 29, 2018 at 5:00 p.m., Eastern Time. In order to qualify for inclusion in our proxy statement, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

Any stockholder who desires to bring a proposal or director nomination at our 2019 Annual Meeting of Stockholders, without including such proposal in our proxy statement, must deliver written notice thereof containing the information required by our By-Laws to our Secretary, not before January 22, 2019 and not later than February 21, 2019, unless the date of the 2019 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2018 Annual Meeting, in which event our By-laws provide different notice requirements. If the number of directors to be elected at the 2019 Annual Meeting of Stockholders is increased and we do not publicly disclose the names of the nominees for the additional directorships at least 100 days before May 22, 2019, a notice of director nomination will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered personally to our Secretary no later than the close of business on the tenth day following the day on which we first make such public disclosure.

Our By-Laws specify requirements relating to the content of the notice that stockholders must provide to our Secretary for any stockholder proposal or nomination for director to be properly presented at a stockholder meeting.

2017 Annual Report and Annual Report on Form 10-K

Stockholders of record will receive a copy of our 2017 Annual Report with this proxy statement. Stockholders may request additional copies of the 2017 Annual Report in writing to the address indicated below.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC except for exhibits thereto, without charge upon written request to the address below. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Houghton Mifflin Harcourt Company

125 High Street

Boston, MA 02110

Attn: Corporate Secretary

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of the Notice or our other proxy materials, including our proxy statement, by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials, including one Notice, as applicable, to stockholders

Houghton Mifflin Harcourt Company	2018 Proxy Statement	81

SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our 2017 Annual Report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2017 Annual Report or the Notice, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us as indicated above. Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our 2017 Annual Report, proxy statement and/or our Notice may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

Other Business

The Board does not know of any matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting or any postponement or adjournment thereof, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including reports on Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hmhco.com) and click on “SEC Filings” under “Financial Information” tab in the “Investor Relations” section of the website.

Houghton Mifflin Harcourt Company	2018 Proxy Statement	82

ANNEX A

HOUGHTON MIFFLIN HARCOURT COMPANY

CALCULATION OF BILLINGS AND

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO

GAAP FINANCIAL MEASURES

The following is a calculation of the Billings operating measure as disclosed by the Company in our Exhibit 99.1 to Current Report on Form 8-K for the year ended December 31, 2017 furnished to the SEC, which is used for incentive compensation financial performance achievement metrics under our 2017 Bonus Plan and 2017 LTIP:

($ in millions)	2017(1)	2016(1)
Net sales	$1,408	$1,372
Change in deferred revenue	(15)	38

Billings	$1,392	$1,410

The following is a reconciliation of net loss prepared in accordance with GAAP to Adjusted EBITDA as disclosed by the Company in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC as well as Adjusted cash EBITDA, which is used for incentive compensation financial performance achievement metrics under our 2017 Bonus Plan:

($ in millions)	2017(1)	2016(1)
Net loss	$(103)	$(285)
Interest expense	43	39
Interest Income	(1)	(1)
Provision (benefit) for income taxes	(50)	(65)
Depreciation expense	75	80
Amortization expense	203	218
Non-cash charges – stock compensation	11	11
Non-cash charges – (gain) loss on derivative instruments	(1)	1
Non-cash charges – asset impairment charges	4	139
Purchase accounting adjustments	—	5
Fees, expenses or charges for equity offerings, debt or acquisitions	1	1
2017 Restructuring Plan	41	—
Restructuring/Integration	—	14
Severance, separation costs and facility closures	1	16
Legal (reimbursement) settlement	(4)	10
Adjusted EBITDA	$219	$183

Change in deferred revenue	(15)	38

Adjusted Cash EBITDA	$204	$221

(1)	Details may not sum to total due to rounding.

A-1

The following is a reconciliation of cash flows from operating and investing activities to Free Cash Flow as disclosed by the Company in our Exhibit 99.1 to Current Report on Form 8-K for the year ended December 31, 2017 furnished to the SEC:

($ in millions)	2017(1)	2016
Cash flows from operating activities
Net cash provided by operating activities	$135	$144
Cash flows from investing activities
Additions to pre-publication costs	(139)	(124)
Additions to property, plant, and equipment	(58)	(106)

Free Cash Flow	$(62)	$(86)

(1)	Details may not sum to total due to rounding.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented free cash flow, Adjusted EBITDA as well as Adjusted cash EBITDA as non-GAAP measures in addition to our GAAP results. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of Adjusted EBITDA provides an indicator of our performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, non-cash charges, or levels of depreciation or amortization along with cost such as severance, facility closure cost, acquisition-related activity costs, restructuring and integration cost. Accordingly, our management believes that this measurement is useful for comparing our performance from period to period. In addition, targets and positive trends in Adjusted EBITDA is used as performance measures and as the base for calculations relating to incurrence covenants in our debt agreements, and Adjusted cash EBITDA is used to determine certain compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated from business operations, excluding captial expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our measure of these non-GAAP measures may not be directly comparable to free cash flow, Adjusted EBITDA or Adjusted cash EBITDA of other companies. Although we use non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures are limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance. Free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities. Adjusted EBITDA is not intended to be a measure of liquidity, nor is free cash flow intended to be a measure of residual cash available for discretionary use. Adjusted cash EBITDA, which despite reference to EBITDA, is not intended to represent an adjusted earnings measure and should not be considered for any purpose other than as a financial performance metric within our 2017 Bonus Plan. You are cautioned not to place undue reliance on these non-GAAP measures.

A-2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM EST, on May 21, 2018.

Vote by Internet
• Go to www.investorvote.com/HMHC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE .  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all of the nominees listed; FOR the advisory approval of the compensation of our named executive officers and FOR the ratification of the appointment of our independent registered public accounting firm for fiscal year 2018.

1.	ELECTION OF TEN DIRECTORS:									Ë
		For	Withhold		For	Withhold		For	Withhold

	01 - Daniel Allen	☐	☐	02 - L. Gordon Crovitz	☐	☐	03 - Jean S. Desravines	☐	☐

	04 - Lawrence K. Fish	☐	☐	05 - Jill A. Greenthal	☐	☐	06 - John F. Killian	☐	☐

	07 - John J. Lynch, Jr.	☐	☐	08 - John R. McKernan, Jr.	☐	☐	09 - E. Rogers Novak, Jr.	☐	☐

	10 - Tracey D. Weber	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory Vote on Compensation of Named Executive Officers	☐	☐	☐	3.	Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2018.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. By signing and dating this proxy, you will be deemed to have acknowledged and assented to the terms of this proxy set forth on the reverse side.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important Notice Regarding the Internet Availability of

Proxy Materials for the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report are available at:

www.edocumentview.com/HMHC

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

– – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – –

Proxy — HOUGHTON MIFFLIN HARCOURT COMPANY

Houghton Mifflin Harcourt Company Headquarters

125 High Street, Boston MA 02110

The undersigned, revoking all previous proxies, hereby appoints Joseph P. Abbott, Jr. and William F. Bayers, or either of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the “Company”) that the undersigned is entitled to vote at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s Headquarters, located at 125 High Street, Boston MA 02110, on Tuesday, May 22, 2018, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers which the undersigned would possess if personally present. This proxy (which is being solicited on behalf of the board of directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If voting by proxy, please exercise your right to vote by promptly completing, signing and returning this proxy card by May 21, 2018. You may later revoke the proxy and, if you are able to attend the Annual Meeting, you may vote your shares in person.